Exhibit 10.2

MEMBERSHIP INTEREST PURCHASE AGREEMENT

BY AND AMONG

EPOINT PAYMENT CORP.,

AS PURCHASER,

AND

WNLI HOLDINGS, INC.

AS SELLER,

AND

SMARTPAY LEASING LLC,

AS THE COMPANY

DATED AS OF FEBRUARY 14, 2018

Page

ARTICLE I

PURCHASE AND SALE OF THE MEMBERSHIP INTERESTS

1

1.1

Purchase and Sale of Membership Interests

1

1.2

Closing Payment

1

1.3

Closing

2

1.4

Closing Deliverables

2

1.5

Post-Closing Adjustment

3

1.6

Tax Treatment; Allocation of Purchase Price: Installment Sale

6

1.7

Accounting Terms

7

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER & COMPANY

7

2.1

Organization; Standing; Qualification and Power

7

2.2

Authority; Execution and Delivery; Enforceability

8

2.3

Capitalization and Company Subsidiaries

8

2.4

Ownership of Membership Interests

9

2.5

No Conflict; Consents

9

2.6

Financial Information

10

2.7

Absence of Certain Changes

11

2.8

Compliance with Law; Permits

12

2.9

Customer Information; Data Security

13

2.10

Litigation

14

2.11

No Undisclosed Liabilities

14

2.12

Employee Matters

15

2.13

Taxes

16

2.14

Title to Assets

17

2.15

Sufficiency of Assets

18

2.16

Real Property

18

2.17

Intellectual Property

18

2.18

Contracts

20

2.19

Insurance

22

2.20

Environmental Matters

22

2.21

Related-Party Agreements

23

2.22

Brokers and Finders

23

2.23

No Other Business

23

2.24

Accounts Receivable

23

2.25

Significant Customers

24

2.26

Solvency

24

2.27

Full Disclosure

24

2.28

No Additional Representations

24

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PURCHASER

25

3.1

Incorporation and Authority of Purchaser

25

3.2

Authority; Execution and Delivery; Enforceability

25

-i-

(continued)

Page

3.3

No Conflict; Consents

25

3.4

Litigation

26

3.5

Brokers and Finders

26

3.6

Investment Intent

26

3.7

[RESERVED]

27

3.8

Financing

27

3.9

No Additional Representations

27

ARTICLE IV

CERTAIN COVENANTS

27

4.1

Conduct of Business Prior to the Closing

27

4.2

Efforts to Consummate

29

4.3

Access to Information; Other Contacts

30

4.4

Confidentiality

30

4.5

Publicity

31

4.6

Directors’ and Officers’ Indemnification and Insurance

31

4.7

[Reserved]

33

4.8

[Reserved]

33

4.9

Termination of Related Party Agreements

33

4.10

Certain Notices

33

4.11

Employees

34

4.12

[Reserved]

34

4.13

Substitution of Guarantees

34

4.14

Shared Contracts

35

4.15

IT Migration

36

4.16

Transfer of Domains

36

4.17

Seller’s Release

36

4.18

Key Employees

37

4.19

Representation and Warranty Insurance

37

4.20

Further Assurances

37

ARTICLE V

TAX MATTERS

37

5.1

Tax Returns

37

5.2

Transaction Taxes

39

5.3

Cooperation; Records Retention

40

5.4

Allocations; Straddle Period

40

ARTICLE VI

RESERVED

40

ARTICLE VII

CONDITIONS TO THE CLOSING

41

7.1

Conditions to Each Party’s Obligations

41

7.2

Conditions to Obligations of Seller

41

7.3

Conditions to Obligations of Purchaser

42

7.4

Frustration of Closing Conditions

43

ARTICLE VIII

INDEMNIFICATION

43

-ii-

(continued)

Page

8.1

Survival

43

8.2

Indemnification by Purchaser

44

8.3

Indemnification by Seller

44

8.4

Limitations on Indemnification

45

8.5

Computation of Indemnity Payments

46

8.6

Procedures for Indemnification

46

8.7

Timing and Method of Payments

48

8.8

Characterization of Indemnification Payments; Withholding

48

ARTICLE IX

TERMINATION

49

9.1

Termination

49

9.2

Effect of Termination

49

ARTICLE X

GENERAL PROVISIONS

50

10.1

Expenses

50

10.2

Notices

50

10.3

Severability

50

10.4

Enforcement

51

10.5

Entire Agreement

51

10.6

Assignment

51

10.7

No Third-Party Beneficiaries

51

10.8

Amendment

52

10.9

Waiver

52

10.10

Governing Law; Jurisdiction

52

10.11

Waiver of Jury Trial

53

10.12

No Recourse

53

10.13

Disclosure Schedules

53

10.14

Interpretation

54

10.15

No Presumption Against Drafting Party

54

10.16

Execution of Agreement

54

10.17

Further Actions:

54

ARTICLE XI

CERTAIN DEFINITIONS

55

11.1

Certain Defined Terms

55

-iii-

(continued)

Page

Exhibits

Exhibit A – Form of Assignment of Membership Interests

Exhibit B – Form of Non-competition, non-solicitation and release agreement

Exhibit C – Example Closing Working Capital Statement

Exhibit D - Form of Escrow Agreement

Exhibit E – Form of Transition Services Agreement

Schedules

Schedule 3.5 – Purchaser’s Brokers  and Finders

Schedule 4.2(b) – Material Consents

Schedule 4.13 – Seller Guarantees

Schedule 4.14 – Shared Contracts

Schedule 7.3(f) – Governmental Approvals

Schedule 7.3(g) – Required Consents

-iv-

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”) is made and entered into this 15th day of February, 2018, by and among (i) EPOINT PAYMENT CORP, a corporation organized under the Laws of the State of Delaware (“Purchaser”), (ii) WNLI HOLDINGS, INC., a corporation organized under the Laws of the State of Ohio (“Seller”), and (iii) SMARTPAY LEASING LLC, a limited liability company organized under the Laws of the State of Delaware (the “Company” and with Purchaser and Seller, individually referred to as a “party” and collectively as the “parties” or “Parties”).

WITNESSETH

WHEREAS, CNG Holdings, Inc., a corporation organized under the Laws of the State of Ohio (“Parent”), owns 100% of the issued and outstanding membership interests of Seller;

WHEREAS, Seller owns 100% of the issued and outstanding membership interests of the Company (the “Membership Interests”); and

WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to acquire, the Membership Interests, on the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, and for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF THE MEMBERSHIP INTERESTS

1.1

Purchase and Sale of Membership Interests

Upon the terms and subject to the conditions of this Agreement, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase, acquire and receive from Seller, the Membership Interests.

1.2

Closing Payment

(a)

At the Closing and subject to the terms and conditions set forth in this Agreement, Purchaser shall pay to Seller, by delivery of immediately available funds in accordance with Section 1.4(b)(i), an amount equal to:

(i)

$48,500,000, minus

(ii)

the Loan Liabilities, minus

(iii)

the advance of $100,000 paid by Purchaser to Seller pursuant to the Letter of Intent entered into by the parties on September 18, 2017 (which advance shall be non-refundable to Purchaser, whether or not Closing occurs), minus

(iv)

the Indemnity Escrow Amount, plus

(v)

the Closing Adjustment (which shall be determined in accordance with Section 1.5(a) and may be a negative number), minus

(vi)

an amount equal to 50% of the fees owing to the Escrow Agent at Closing.

The foregoing amount is referred to herein as the “Closing Payment”.  The Closing Payment shall be subject to further adjustment pursuant to Section 1.5(b), and as so adjusted is referred to herein as the “Purchase Price”.  The Purchase Price shall be allocated in accordance with Section 1.6.

1.3

Closing

The closing (the “Closing”) of the sale and purchase of the Membership Interests shall take place on (a) April 16, 2018 or (b) such other date as mutually agreed upon by Purchaser and Seller after all of the conditions set forth in ARTICLE VII have been satisfied or waived (other than those conditions that by their terms, are intended to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) (the “Closing Date”).

1.4

Closing Deliverables

(a)

At the Closing, Seller shall deliver or cause to be delivered to Purchaser:

(i)

an Assignment of Membership Interest, substantially in the form attached hereto as Exhibit A, duly executed by an officer of Seller;

(ii)

a counterpart to each Related Document to which Seller or any of its Affiliates is a party, duly executed and delivered by a duly authorized representative of such Person;

(iii)

the written resignation of each director and officer of the Company (other than those officers, if any, as may be identified by Purchaser and communicated to Seller in writing prior to the Closing);

(iv)

evidence reasonably satisfactory to Purchaser that each of the Government Authorities’ consents and approvals set forth on Schedule 7.3(f) has been obtained and remains in full force and effect;

(v)

evidence reasonably satisfactory to Purchaser that each of  the  consents and approvals from third parties that are not Governmental Authorities listed on Schedule 7.3(g) has been obtained and remains in full force and effect;

(vi)

the certificate described in Section 7.3(d);

(vii)

non-competition, non-solicitation and release agreements executed by each of (a) Seller with a three year non-competition restriction, (b) David Davis and Jared Davis with a two year non-competition restriction, (c) Tempoe LLC with a three year non-competition restriction, and (d) Parent with a two year non-competition restriction (the “Non-Competition Agreements”), and, in each case, otherwise substantially in the form attached hereto as Exhibit B; and

(viii)

an accountants report, prepared by DuCharme, McMillen & Associates, Inc. (or such other firm as may be agreed by Purchaser and Seller), reasonably acceptable to Purchaser, which report shall conclude in which jurisdictions the Company had, for the fiscal years ending each of December 31, 2016 and December 31, 2017, sufficient operations or income to require it to file personal property Tax Returns in such jurisdictions, and (ii) with respect to each such jurisdiction and year, a reasonable estimate of the amount determined to be owing for personal property Tax (the “PPT Report”). The Seller shall be responsible to pay the accountant’s fees and expenses for producing the PPT Report up to a sum of $150,000 and the Purchaser shall be responsible to pay the balance, if any, above such sum.

(b)

At the Closing, Purchaser shall deliver or cause to be delivered:

(i)

to Seller, an amount equal to the Closing Payment, by wire transfer of immediately available funds to the account or accounts designated by Seller in writing no later than one day prior to the Closing Date;

(ii)

to the Escrow Agent, an amount equal to the sum of the Indemnity Escrow Amount plus the fees and expenses due to the Escrow Agent in connection with Closing, by wire transfer of immediately available funds to the account or accounts designated by the Escrow Agent;

(iii)

to each holder of Loan Liabilities, the portion of such Loan Liabilities owing to such holder, by wire transfer of immediately available funds to the account or accounts designated by such holder in writing prior to Closing;

(iv)

to Seller, a counterpart to each Related Document to which Purchaser or any of its Affiliates is a party, duly executed and delivered by a duly authorized representative of such Person; and

(v)

to Seller, the certificate described in Section 7.2(c).

1.5

Post-Closing Adjustment

(a)

Closing Adjustment.

(i)

At least three Business Days before the Closing, Seller shall prepare and deliver to Purchaser a statement setting forth its good faith estimate of Closing Working Capital (the “Estimated Closing Working Capital”), which statement shall contain an estimated balance sheet of the Company as of the Closing Date (without giving effect to the transactions contemplated herein), a calculation of Estimated Closing Working Capital (the “Estimated Closing Working Capital Statement”) and, based thereon, the Closing Adjustment (as defined below), and which statement shall be prepared in the same manner and using the same methodology, and which Estimated Closing Working Capital and the Closing Adjustment shall be calculated, as set forth on Exhibit C hereto.

(ii)

The “Closing Adjustment” shall be an amount equal to either: (A) if the Estimated Closing Working Capital exceeds the Target Working Capital by more than $100,000, the amount of such excess (which Closing Adjustment shall be a positive number); or (B) if the Target Working Capital exceeds the Estimated Closing Working Capital by more than $100,000, the amount of such excess (which Closing Adjustment shall be a negative number). If the Closing Adjustment is a positive number, the Closing Payment shall be increased by the amount of the Closing Adjustment. If the Closing Adjustment is a negative number, the Closing Payment shall be reduced by the amount of the Closing Adjustment.

(b)

Post-Closing Adjustment.

(i)

Within sixty (60) days after the Closing Date, Purchaser shall prepare and deliver to Seller a statement setting forth its calculation of Closing Working Capital, which statement shall contain an unaudited balance sheet of the Company as of the Closing Date (without giving effect to the transactions contemplated herein), a calculation of Closing Working Capital (the “Closing Working Capital Statement”) and, based thereon, the Post-Closing Adjustment (which shall be determined in accordance with Section 1.5(b)(ii)), which statement and calculations shall be in the same manner and using the same methodology set forth on Exhibit C hereto.

(ii)

The “Post-Closing Adjustment” shall be an amount equal to either: (A) if the Closing Working Capital (as finally determined in accordance with this Section 1.5) exceeds the Estimated Closing Working Capital by more than $100,000, the amount of such excess (which Post-Closing Adjustment shall be a positive number); or (B) if the Estimated Closing Working Capital exceeds the Closing Working Capital (as finally determined in accordance with this Section 1.5) by more than $100,000, the amount of such excess (which Post-Closing Adjustment shall be a negative number). If the Post-Closing Adjustment is a positive number, Purchaser shall pay to Seller an amount equal to the Post-Closing Adjustment. If the Post-Closing Adjustment is a negative number, Seller shall pay to Purchaser an amount equal to the Post-Closing Adjustment.

(c)

Examination and Review.

(i)

Examination. After receipt of the Closing Working Capital Statement, Seller shall have thirty (30) days (the “Review Period”) to review the Closing Working Capital Statement. During the Review Period, Seller and Seller’s Accountants shall have full access to the books and records of the Company, the personnel of, and work papers prepared by, Purchaser and/or Purchaser’s accountants to the extent that they relate to the Closing Working Capital Statement and to such historical financial information (to the extent in Purchaser’s possession) relating to the Closing Working Capital Statement as Seller may reasonably request for the purpose of reviewing the Closing Working Capital Statement and to prepare a Statement of Objections (defined below), provided, that such access shall be in a manner that does not interfere with the normal business operations of Purchaser or the Company.

(ii)

Objection. On or prior to the last day of the Review Period, Seller may object to the Closing Working Capital Statement by delivering to Purchaser a written statement setting forth Seller’s objections in reasonable detail, indicating each disputed item or amount and the basis for Seller’s disagreement therewith (the “Statement of Objections”). If Seller fails to deliver the Statement of Objections before the expiration of the Review Period, the Closing Working Capital Statement and the Post-Closing Adjustment, as the case may be, reflected in the Closing Working Capital Statement shall be deemed to have been accepted by Seller. If Seller delivers the Statement of Objections before the expiration of the Review Period, Buyer and Seller shall negotiate in good faith to resolve such objections within thirty (30) days after the delivery of the Statement of Objections (the “Resolution Period”), and, if the same are so resolved within the Resolution Period, the Post-Closing Adjustment and the Closing Working Capital Statement with such changes as may have been previously agreed in writing by Buyer and Seller, shall be final and binding.

(iii)

Resolution of Disputes. If Seller and Purchaser fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any amounts remaining in dispute (“Disputed Amounts”) shall be submitted for resolution to the New York City office of Grant Thornton. If Grant Thornton is unable or unwilling to serve, Purchaser and Seller shall appoint by mutual agreement the office of an impartial nationally recognized firm of independent certified public accountants other than Seller’s accountants or Purchaser’s accountants (the “Independent Accountants”) who, acting as experts and not arbitrators, shall resolve the Disputed Amounts only and make any adjustments to the Post-Closing Adjustment, as the case may be, and the Closing Working Capital Statement. The parties hereto agree that all adjustments shall be made without regard to materiality. The Independent Accountants shall only decide the specific items under dispute by the parties and their decision for each Disputed Amount must be within the range of values assigned to each such item in the Closing Working Capital Statement and the Statement of Objections, respectively. The final written determination of the Independent Accountants shall be based only on the written submissions by Seller and Purchaser, provided that Seller and Purchaser shall make reasonably available to the Independent Accountants, upon the Independent Accountants’ request, all relevant books and records, any work papers (including those of the parties’ respective accountants) and supporting documentation relating to the Closing Working Capital Statement and all other items reasonably requested by the Independent Accountants (provided that they shall contemporaneously provide a copy to the other party of any materials requested by, and provided to, the Independent Accountants). None of Seller, Purchaser or any of their respective Affiliates shall have any ex parte communications or meetings with the Independent Accountants regarding the subject matter hereof without the other party’s prior written consent. The final written determination shall be made in strict accordance with the terms of this Agreement, without regard to principles of equity.

(iv)

Fees of the Independent Accountants. The fees and expenses of the Independent Accountant shall be paid by Seller, on the one hand, and by Buyer, on the other hand, based upon the percentage that the amount actually contested but not awarded to Seller or Buyer, respectively, bears to the aggregate amount actually contested by Seller and Buyer.

(v)

Determination by Independent Accountants. The Independent Accountants shall make a determination as soon as practicable within thirty (30) days (or such other time as the parties hereto shall agree in writing) after their engagement, and their resolution of the Disputed Amounts and their adjustments to the Closing Working Capital Statement and/or the Post-Closing Adjustment shall be conclusive and binding upon the parties hereto.

(vi)

Payments of Post-Closing Adjustment. Except as otherwise provided herein, any payment of the Post-Closing Adjustment, together with interest calculated as set forth below, shall (A) be due (x) within ten (10) Business Days of acceptance of the applicable Closing Working Capital Statement or (y) if there are Disputed Amounts, then within ten (10) Business Days of the resolution described in clause (v) above; and (B) be paid by wire transfer of immediately available funds to such account as is directed by Purchaser or Seller, as the case may be. The amount of any Post-Closing Adjustment shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to six (6%) percent. Such interest shall be calculated daily on the basis of a 365 -day year and the actual number of days elapsed, without compounding.

(d)

Adjustments for Tax Purposes. Any payments made pursuant to Section 1.5 shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by Law.

1.6

Tax Treatment; Allocation of Purchase Price: Installment Sale.

(a)

The Parties agree that, for U.S. federal and state income tax purposes, the Seller’s sale of the Membership Interests shall be treated as the sale of all of the Company’s and SmartPay SPV’s assets by CNG Financial Corporation, an Ohio corporation (“CNG Financial Corporation”) to Purchaser in accordance with Code Section 1060.

(b)

Purchaser and Seller shall allocate the Tax Purchase Price and any other relevant items or adjustments in accordance with Code Section 1060 and the treasury regulations promulgated thereunder as follows: (i) to any asset of the Company or SmartPay SPV that was included in the calculation of the Post-Closing Adjustment, to the net book value of such asset as determined for purposes of determining the Post-Closing Adjustment; (ii) to any asset of the Company or SmartPay SPV that was not included in the calculation of the Post-Closing Adjustment other than intangible assets, to the net book value of such assets as set forth on the Seller’s books of account and other financial records as of the Closing Date; and (iii) to all of the Company’s and SmartPay SPV’s intangible assets, based on the residual value of such assets (collectively, the “Allocation Principles”).  Within thirty (30) days after the determination of the Post-Closing Adjustment, the Purchaser shall deliver to Seller a draft IRS Form 8594 prepared in a manner consistent with the Allocation Principles (“Purchaser’s Allocation”).  The Seller shall have the right to review the Purchaser’s Allocation and, if Seller disagrees with Purchaser’s Allocation, Seller may, within thirty (30) days after delivery of Purchaser’s Allocation, deliver a written notice (“Seller’s Allocation Notice”) to the Purchaser to such effect, specifying those items as to which Seller disagrees and setting forth the Seller’s proposed Allocation.  If Seller’s Allocation Notice is duly and timely delivered, Seller and the Purchaser shall use their reasonable best efforts to reach agreement on the disputed items or amounts, if any.  If Seller and the Purchaser are unable to reach such agreement within twenty (20) days after delivery of Seller’s Allocation Notice, they shall promptly cause the Independent Accountants to resolve any remaining disagreement and the provisions of Section 1.5(c ) (iii – v) respecting procedure and fees shall apply mutatis mutandis.  Any allocation determined pursuant to the decision of the Independent Accountants shall incorporate, reflect, and be consistent with the Allocation Principles.  Each of, as applicable, (i) the Purchaser’s Allocation, if no Seller’s Allocation Notice is timely delivered, (ii) the Purchaser’s Allocation as adjusted pursuant to any agreement between Purchaser and Seller in the event a Seller’s Allocation Notice is timely delivered, and (iii) the Purchaser’s Allocation as adjusted pursuant to any resolution of the Independent Accountants (as applicable, the “Final Allocation”) shall be final and binding on all Parties. .  Any fees and expenses of the Independent Accountants shall be borne equally by Purchaser, on the one hand, and by Seller, on the other hand.  Any payments treated as an adjustment to the Purchase Price pursuant to this Agreement shall be allocated among the assets of the Company in accordance with the Allocation Principles and the Final Allocation (and the Final Allocation shall be adjusted accordingly).  The Parties shall not (and shall cause their respective Affiliates not to) take any position inconsistent with the Final Allocation, except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of state, local or foreign Law).

(c)

Sellers and Buyer agree that the sale and purchase of the Membership Interests pursuant to the terms of this Agreement and the Escrow Agreement represents a contingent payment sale with a stated maximum selling price as contemplated by Treasury Regulations §§ 15A.453-1(c)(1) and (2).  As a result, any release of funds from the Indemnity Escrow Amount to Sellers subsequent to December 31, 2018 (any such release, an “Installment Sale Payment”) will constitute an installment sale for purposes of Code Section 453.  In calculating the portion of each Installment Sale Payment that constitutes interest, Purchaser and Seller each agree that Seller shall impute interest by applying the short-term applicable federal rate, as determined by Code § 1274(d), for interest compounding annually, and shall in writing inform Buyer of the amount of the imputed interest.

1.7

Accounting Terms.

Except as otherwise expressly provided in this Agreement or the Schedules hereto, all accounting terms used herein shall be interpreted, and all financial statements required to be delivered hereunder shall be prepared, in accordance with United States Generally Accepted Accounting Principles as consistently applied (“GAAP”).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER & COMPANY

Except as set forth in the Disclosure Schedules previously delivered by Seller to Purchaser and effective as of the date hereof (as may be supplemented in accordance with Section 4.10(d), the “Disclosure Schedules”), Seller and the Company hereby make, jointly and severally, the following representations and warranties:

(as used in Subsections 2.1, 2.2, 2.7 through to 2.17, 2.20, 2.21, 2.22 and 2.27 the Company also means and includes  SmartPay SPV).

2.1

Organization; Standing; Qualification and Power

(a)

(i)

Seller is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Ohio.

(ii)

SmartPay Leasing LLC is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware.

(b)

The Company has all necessary power and authority to conduct the Business as currently conducted and to perform its obligations under this Agreement.

(c)

The Company is qualified or licensed to do business and is in good standing in each jurisdiction in which ownership of its property or assets or the conduct of the Business requires such qualification or license, except where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(d)

True and complete copies of the certificate of formation and operating agreement or other comparable governing documents of the Company and Seller as in effect as of the date hereof and copies of all Company’s members and managers resolutions and meetings, if any, have been made available to Purchaser.

2.2

Authority; Execution and Delivery; Enforceability

Each of Seller and the Company has all requisite limited liability company and corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the Related Documents to which it will be a party and to consummate the transactions contemplated hereby and thereby.  The execution and delivery by each of Seller and the Company of this Agreement has been, and in the case of the Related Documents to which it will be a party, will be when delivered, and the consummation of the transactions contemplated hereby has been, and the consummation of the transactions contemplated by the Related Documents to which it will be a party, will be when delivered, duly and validly authorized by all requisite corporate or limited liability company action on the part of Seller and/or the Company, as applicable.  This Agreement has been, and upon its execution and delivery each of the Related Documents to which Seller or the Company will be a party, will be duly and validly executed and delivered by Seller and/or the Company, as applicable.  This Agreement constitutes, and upon its execution and delivery each of the Related Documents to which Seller and/or the Company, as applicable, will be a party, will constitute, assuming that this Agreement and each of the Related Documents to which Seller or the Company will be a party, have been duly authorized, executed and delivered by the other parties thereto, valid and binding obligations of Seller and/or the Company, as applicable, enforceable against it in accordance with its terms, in each case subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity).

2.3

Capitalization and Company Subsidiaries

(a)

All of the issued and outstanding membership interests of (i) the Company are owned by Seller and (ii) SmartPay SPV are owned by the Company.  All of the Company’s and SmartPay SPV’s issued and outstanding membership interests are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.  There are no outstanding (i) securities convertible into or exchangeable for membership interests of the Company or SmartPay SPV; (ii) options, warrants, calls or other rights to purchase or subscribe for membership interests of the Company or SmartPay SPV; or (iii) Contracts of any kind to which Seller or the Company or SmartPay SPV is subject or bound requiring the issuance after the date hereof of (A) any membership interests of the Company or SmartPay SPV, (B) any convertible or exchangeable security of the type referred to in clause (i) or (C) any options, warrants, calls or rights of the type referred to in clause (ii).   No Person other than Seller owns, directly or indirectly, or has the right to vote or control any membership interests of the Company or SmartPay SPV, and there is no Encumbrance on the membership interests of the Company or SmartPay SPV.

(b)

There are no voting trusts, proxies or other agreements or understandings to which the Company or SmartPay SPV is bound with respect to voting of any membership interests, capital stock or other ownership interests of the Company or SmartPay SPV. The Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Entity other than SmartPay SPV, and it is not subject to any obligation or requirement to provide for or make any investment in any Person.  The Company and SmartPay SPV are not the subject of any bankruptcy, dissolution, liquidation, reorganization or similar proceeding.

(c)

SmartPay SPV does not own any equity interest in any Entity. The Company and SmartPay SPV have not agreed, and is not obligated to make, any future investment in or capital contribution to any Entity.

2.4

Ownership of Membership Interests

Seller is the record and beneficial owner of all of the issued and outstanding Membership Interests, free and clear of any Encumbrances (other than Encumbrances securing the Midtown Indebtedness and restrictions under applicable securities Laws).  Seller has the right, authority and power to sell, assign and transfer such Membership Interests to Purchaser.  Upon delivery to Purchaser of the Membership Interests at the Closing, Purchaser shall acquire good, valid and marketable title to the Membership Interests, free and clear of any Encumbrance (other than Encumbrances securing the Midtown Indebtedness, restrictions under applicable securities Laws and Encumbrances created by Purchaser).

The Company is the record and beneficial owner of all of the issued and outstanding membership interests of SmartPay SPV, free and clear of any Encumbrances (other than Permitted Encumbrances), and at Closing will be the record and beneficial owner of all of such membership interests free and clear of any Encumbrances other than Encumbrances securing the Midtown Indebtedness and restrictions under applicable securities Laws.

2.5

No Conflict; Consents

(a)

Except as set forth on Schedule 2.5(a), the execution, delivery and performance of this Agreement by each of Seller and the Company, and the consummation by each of Seller and the Company of the transactions contemplated hereby, will not (i) violate any provision of the certificate of incorporation, certificate of formation, operating agreement (or other comparable governing documents) or any resolution adopted by the members, managers or partners, as applicable, of Seller or the Company; (ii) conflict with, result in a violation or breach of, or constitute (with or without the giving of notice, the lapse of time or both) a default (or give rise to any right of termination, amendment, modification, acceleration or cancellation of obligations) under, any Material Contract to which the Company or SmartPay SPV is a party or by which the Company or SmartPay SPV or any of their properties or assets are bound; or (iii) assuming that all consents, waivers, approvals, authorizations and other Permits have been obtained and all filings, registrations and notifications have been made, each as contemplated by Section 2.5(b) and/or Section 3.3(b), violate any Law applicable to the Company or SmartPay SPV or by which any of their properties or assets are bound, other than, in the case of clauses (ii) and (iii) above, any such violations, breaches, defaults, or rights of termination or cancellation of obligations which would not, individually or in the aggregate, have a Material Adverse Effect.

(b)

Except as set forth on Schedule 2.5(b), the execution, delivery and performance of this Agreement by each of Seller and the Company, and the consummation by each of Seller and the Company of the transactions contemplated hereby, will not require any consent, waiver, approval, authorization or other Permit of, or filing or registration with or notification to, any Governmental Authority.

2.6

Financial Information

(a)

Schedule 2.6(a) contains true and complete copies of the unaudited compiled balance sheets of the Company as of each of December 31, 2016 (the “2016 Balance Sheet”) and December 31, 2017 (the “2017 Balance Sheet”), and the related unaudited statements of comprehensive income of the Company for each of the two years ended December 31, 2016 and December 31, 2017, on a consolidated basis (together with the 2016 Balance Sheet and the 2017 Balance Sheet the “Annual Compiled Financial Information”).

(b)

Except as set forth in the Annual Compiled Financial Information (including the notes thereto) or on Schedule 2.6(b), (i) the Annual Compiled Financial Information has been prepared in accordance with GAAP consistently applied during the periods involved (subject, in the case of the Interim Compiled Financial Information, to normal adjustments which will not be material in nature or amount to the Company or the Business taken as a whole) and (ii) the Annual Compiled Financial Information fairly presents, and the Interim Compiled Financial Information will fairly present, in all material respects, the consolidated financial position and the results of operations of the Company as of the dates and for the periods indicated therein (subject, in the case of Interim Compiled Financial Information, to normal adjustments).

(c)

Except for the Midtown Indebtedness or as set forth on Schedule 2.6(c), immediately prior to the Closing, the Company shall not have any indebtedness for borrowed money.

(d)

Except as set forth on Schedule 2.6(d), there are no outstanding (i) surety bonds, performance bonds, guarantees, letters of credit, or other credit and credit support arrangements or similar instruments that have been issued by the Company (collectively, “Surety Bonds”); or (ii) liabilities of Seller and its Affiliates (other than the Company) under or in respect of such Surety Bonds (including under any indemnity or other agreements associated therewith) or under any Contract entered into by the Company.

(e)

To the Seller’s Knowledge, the books of account and other financial records of the Company (including the Annual Compiled Financial Information) have been kept accurately in the ordinary course of business consistent with applicable Law; the transactions entered therein represent bona fide transactions; and the revenues, expenses, assets and liabilities of the Company have been properly recorded therein.

2.7

Absence of Certain Changes

Except as set forth on Schedule 2.7 or as contemplated by this Agreement or any of the Related Documents, since December 31, 2017:

(a)

there has not been any material adverse change in the Company’s Business, financial condition or operations;

(b)

there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Company’s assets (whether or not covered by insurance);

(c)

the Company has not repurchased, redeemed or otherwise reacquired any of its securities;

(d)

there has been no amendment to the Company’s certificate of formation or operating agreement, and the Company has not effected or been a party to any acquisition, recapitalization, reclassification of shares or similar transaction;

(e)

the Company has not made capital expenditures which exceed $25,000 in the aggregate;

(f)

the Company has not (i) acquired, leased or licensed any right or other asset from any other Person; (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person; or (iii) waived or relinquished any right, except, in each case, for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company’s past practices;

(g)

the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of $10,000;

(h)

the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges to secure the Midtown Indebtedness and of immaterial assets made in the ordinary course of business and consistent with the Company’s past practices;

(i)

the Company has not (i) lent money to any Person (other than the extension of trade credit or pursuant to routine travel advances made to employees in the ordinary course of business) or (ii) incurred or guaranteed any indebtedness for borrowed money, other than Midtown Indebtedness;

(j)

the Company has not (i) established or adopted any employee benefit plan; (ii) paid any bonus; or (iii) made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees in excess of $10,000 per director, officer or employee;

(k)

the Company has not changed any of its methods of accounting or accounting practices in any respect or made any Tax election;

(l)

there has been no (A) change to any election related to Taxes (unless required by Law) respecting the Company; (B) settlement or compromise of any Tax claim or Tax liability related to the Company; (C) amendment to any Tax Return respecting the Company; (D) waiver of any statute of limitation for any Tax claim or assessment with respect to the assets of the Company or the Business (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business); (E) Tax ruling or closing agreement with respect to the assets of the Company or the Business; or (F) change in any method of accounting or annual accounting period for Tax purposes related to the Company, unless required by applicable Law;

(m)

the Company has not commenced or settled any Proceeding for an amount in excess of $50,000;

(n)

the Company has not sold, issued or authorized the issuance of (i) any of its membership interests or other equity interests or securities, (ii) any option or right to acquire any of its membership interests or other equity interests or securities, or (iii) any instrument convertible into or exchangeable for any of its membership interests or other equity interests or securities;

(o)

the Company has not agreed or committed to take any of the actions referred to in clauses (c) through (n) of this Section 2.7.

2.8

Compliance with Law; Permits

(a)

As of the date hereof, the Company is in compliance, in all material respects, and its business has been conducted, and it has owned, used, operated and maintained its properties, rights and assets, and all of its property, rights and assets have been owned, used, operated and maintained, in compliance, in each case, in all material respects, with all applicable Laws, including applicable Governmental Authority rules and regulations and consumer disclosure regulations and unfair and deceptive advertising practices regulations relating to its business, and the Company is in good standing, in all material respects, with all Governmental Authorities applicable to and in connection with its conduct or operation of its business, except as set forth on Schedule 2.8(a).  Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) the Company has not, nor has any of its officers or employees any judgment or written notice or complaint from any Governmental Authority or any other Person that the Company or its business is not in compliance with any Law and (B) to the Seller’s Knowledge, no claims have been alleged or threatened asserting the Company’s violation of, liability for or potential responsibility under any Law.

(b)

The Company has complied in all material respects, and is in compliance in all material respects, with all Permits required under Law for the conduct of the Business, except as set forth on Schedule 2.8(b).  There have been no proceedings to rescind or suspend any of the

Company’s Permits, and, to the Knowledge of the Company, there are no facts, which if known to the applicable Governmental Authorities, would be reasonably likely to result in the rescission or suspension of any such Permits.

(c)

The Company has not, nor to the Seller’s Knowledge, have any of its officers, managers, equity holders or employees directly or indirectly (i) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of what form, whether in money, property or services in violation of any legal requirement, including the Foreign Corrupt Practices Act, or (ii) established or maintained any fund or asset that has not been recorded in the books and records of the Company in accordance with GAAP.

2.9

Customer Information; Data Security

(a)

The Company has internal policies and procedures intended to reasonably (i) ensure the security, integrity and confidentiality of personal information of its customers, members or subscribers; (ii) protect against any anticipated threats or hazards to the security or integrity of such information; and (iii) protect against unauthorized disclosure, access to or use of such information.  To the Knowledge of Seller: (i) the Company has been in compliance, in all material respects, with the Payment Card Industry Data Security Standards (“PCI-DSS”) to the extent the Company processes, stores or transmits credit and debit card or other financial information of its customers; and (ii) except as set forth on Schedule 2.9 or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there have not been any breaches of such internal policies and procedures.

(b)

The Company is in compliance, in all material respects, with each of its data security and data use policies, if any, and any applicable privacy policies adopted by it, and it has obtained all required customer consents or provided customers with the opportunity to opt-out relating to the collection, use or disclosure of personal information in connection with the conduct of its business, as may be required under Law or its privacy policies.

(c)

The Company is in compliance, in all material respects, with any provisions in its Contracts with third parties that provide it with consumer data that impose conditions and restrictions on the collection, use, disclosure and security of personal information by the Company.

(d)

The Company is in compliance, in all material respects, with all data security and other requirements, rules and regulations of the various credit card associations applicable to the Company in connection with the performance of its business.

(e)

To the extent required by Law, (i) the Company has established and maintains a procedure for the creation of legally enforceable consumer customer payment consents and authorizations for material and relevant business operations; and (ii) the Company maintains appropriate paper, audio recording and/or electronic records of such consumer customer payment consents and authorizations which establish their legal effectiveness in all material respects, including in connection with any action or request from a Governmental Authority or any credit card or electronic funds transfer payment association.

(f)

To the extent required by Law, all consumer customer payment consents and authorizations are currently in force and legally effective.

(g)

The Company has complied in all material respects with all applicable laws and internal privacy policies relating to the use, collection, storage, disclosure and transfer of any personally identifiable information collected by the Company or by third parties on behalf of or having authorized access to the records of the Company. The Company has not received any written complaint regarding the Company’s collection, use or disclosure of personally identifiable information. To the Seller’s Knowledge, the Company has not experienced any breach of security or unauthorized access by third parties to personally identifiable information in the Company’s possession, custody or control.

2.10

Litigation

Except (a) as set forth on Schedule 2.10 as of the date hereof, there is no Proceeding pending, or to the Knowledge of Seller, threatened in writing, against the Company that (i) involves the Company or any of its assets or any Person whose liability the Company has or may have retained or assumed, either contractually or by operation of law, (ii) involves a claim in excess of $25,000, (iii) involves a claim for an unspecified amount or (iv) seeks injunctive relief or is reasonably likely to materially impair the ability of the Company to perform its obligations under this Agreement or otherwise challenges or may have the effect of preventing, making illegal or otherwise interfering with the transactions contemplated by this Agreement.  To the Seller’s Knowledge, except as set forth on Schedule 2.10, no event has occurred, and no claim, dispute or other condition or circumstance exists, that would reasonably be expected to, give rise to or serve as a basis for the commencement of any such Proceeding.  Except as set forth on Schedule 2.10, to the Knowledge of Seller, as of the date hereof, there are no outstanding writs, judgments, injunctions, decrees, settlement agreements or similar orders by which the Company or any of its assets or properties are bound.  To the Knowledge of Seller, as of the date hereof, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company’s business.

2.11

No Undisclosed Liabilities

Except as set forth on Schedule 2.11, to the Knowledge of Seller, as of the date hereof, the Company has no material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) which is required by GAAP to be reflected in a balance sheet and which is not accrued or reserved against in the 2017 Balance Sheet other than  liabilities of the following types, to the extent arising in the ordinary course of business:

(a)

payables to vendors for merchandise;

(b)

sales taxes payable; and

(c)

accrued payroll (including accrued PTO, accrued payroll taxes and related accruals) .

2.12

Employee Matters

(a)

Schedule 2.12(a) lists each material Benefit Plan sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any Company Employee, and separately identifies each Benefit Plan that is a Compensatory Arrangement.   Seller has made available to Purchaser (i) with respect to each Benefit Plan that is not a Compensatory Arrangement, disclosure adequate for Purchaser to understand the scope, nature and material attributes of such Benefit Plan and (ii) with respect to each Benefit Plan that is a Compensatory Arrangement, a true and complete copy of each writing constituting a part of such Compensatory Arrangement, including all plan documents and amendments thereto (and where no such copy exists, an accurate description thereof).

(b)

(i) Each Benefit Plan (A) has been established, and through, the date hereof, has been maintained and administered, in material compliance with its terms and applicable Laws, including applicable provisions of ERISA and the Code and (B) that is intended to be qualified under Section 401(a) of the Code (a “Qualified Benefit Plan”) has received a favorable determination letter from the IRS, or, if the Benefit Plan is in the form of a volume submitter or prototype plan, can rely on an opinion letter from the IRS to the volume submitter or prototype plan sponsor, to the effect that such Qualified Benefit Plan is so qualified and that the plan and the trust related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code; and (ii) to the Knowledge of Seller, as of the date hereof, no event has occurred and no condition exists that would subject the Company by reason of its affiliation with any member of its “controlled group” (defined as any organization that is a member of a controlled group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the Code), to any material tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable Law.

(c)

Except as set forth on Schedule 2.12(c), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (either alone or in conjunction with any other event such as termination of employment) (i) result in any material payment becoming due to any Company Employee under any Compensatory Arrangement; (ii) materially increase any benefits to Company Employees otherwise payable under any Compensatory Arrangement; (iii) result in any acceleration of the time of payment, funding or vesting of any such benefits to Company Employees under any Compensatory Arrangement; or (iv) could reasonably be expected to result in an obligation of the Company to materially accelerate the funding of, or contribution to, any Compensatory Arrangement pursuant to applicable Law, regulation, contractual arrangement or otherwise.

(d)

Except as set forth on Schedule 2.12(d), with respect to the Company Employees, (i) to the Knowledge of Seller, there has been no strike, slowdown or work stoppage which is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect; (ii) the Company is not party to any collective bargaining agreement, and no labor union or similar organization currently represents the Company Employees; and (iii) the Company has not, in the last 90 days, effectuated a “plant closing” or “mass layoff” as those terms are defined in the Worker Adjustment and Retraining Notification Act ( WARN), without complying with the notice requirements and other provisions of WARN which would cause any liability to the Company with respect to Company Employees.

(e)

Schedule 2.12(e) contains a list of all salaried employees of Seller or its Affiliates who provide services primarily for the Company as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions.  The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of the Company Employees.  All of the Company Employees are “at will” employees.

(f)

The Company is not materially delinquent in payments to any Company Employee for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for the Company as of the date hereof or amounts required to be reimbursed for such Company Employees.  The Company is, and has been, in material compliance with all applicable laws and regulations respecting labor, employment, fair employment practices, terms and conditions of employment, occupational safety and health, and wages and hours.  Except as set forth in Schedule 2.12(f), there are no charges of employment discrimination or unfair labor practices or strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations existing, pending or, to the Knowledge of Seller, threatened against or involving the Company.  Except as set forth in Schedule 2.12(f), the Company is not subject to any judgment, consent decree, compliance order or administrative order or private settlement contract in respect of any labor or employment matters.  Except as set forth in Schedule 2.12(f), there is no enforceable policy, plan, program or custom or practice of paying severance pay or any form of severance compensation in connection with the termination of Company Employees in excess of the statutory minimum provided for by applicable local law and no Company Employee has a claim to severance, change in control or similar payment as a result of the consummation of the transaction contemplated herein.

(g)

Schedule 2.12(g) identifies each consultant or independent contractor who provides services (whether part-time or full-time, regularly or semi-regularly) to the Company in any capacity other than as an employee.

2.13

Taxes

Except as set forth on Schedule 2.13:

(a)

CNG Financial Corporation and the owner of 100% of the issued and outstanding shares of Parent, timely and properly filed, with the IRS on Form 8023, an election under section 338(h)(10) of the Code related to the acquisition of the Company’s stock pursuant to the stock purchase agreement dated as of September 29, 2015;

(b)

On December 11, 2015, Parent timely filed with the IRS on Form 8869 an election to treat the Company as a qualified subchapter S subsidiary, effective September 29, 2015 (the “Original QSub Election”).  On March 15, 2016, CNG Financial Corporation timely and properly filed with the IRS on Form 8869 a correction to the Original QSub Election to reflect that Parent is a disregarded entity from CNG Financial Corporation and continued to treat the Company as a qualified subchapter S subsidiary, effective September 29, 2015;

(c)

From September 29, 2015 until the effectiveness of the Conversion, the Company was classified as a qualified subchapter S subsidiary for U.S. federal, state and local income tax purposes, and conducted it business under the name SmartPay Leasing Inc;

(d)

On October 17, 2016, the Company filed, with the applicable Governmental Authority, a certificate of conversion and all other documents required to be filed to effectuate the conversion of SmartPay Leasing Inc. to SmartPay Leasing LLC (the “Conversion”);

(e)

All U.S. federal, state and local income and all other material Tax Returns required to be filed by the Seller, with respect to the Conversion or with respect to the Business, or which include the Seller, and/or the Business, with respect to any taxable period ending on or before the Closing Date, including, but not limited to any Tax Return with respect to a short year tax period, have been duly and timely filed with the appropriate Tax Authority (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete, and accurate in all respects when filed, and remain true, complete, and accurate till the expiration of the applicable statute of limitation;

(f)

All Taxes that have become due and payable by Seller, the Company or with respect to the Business prior to the Closing Date have been fully and timely paid;

(g)

Seller (or any Affiliate of Seller) with respect to the Business has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency;

(h)

Seller (and any Affiliate of Seller) have complied in all material respects with all applicable Laws relating to the collection or withholding of Taxes;

(i)

Seller is not, with respect to the Business, a party to any Tax allocation or sharing agreement;

(j)

no material claim has been made in writing by any Tax Authority in a jurisdiction in which the Seller (or any Affiliate of Seller), with respect to the Business, does not file Tax Returns that any such person is or may be subject to taxation by that jurisdiction;

(k)

Seller (or any Affiliate of Seller) with respect to the Business, has not engaged in any “listed transaction” as defined in Treasury Regulations Section 1.6011-4(b)(2);

(l)

Seller does not have any liability for the Taxes of any Person, (i) as a transferee or successor, (ii) by contract, or (iii) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Law); and

(m)

there are no liens on any of the assets of the Seller with respect to Taxes, other than Permitted Encumbrances.

2.14

Title to Assets

The Company will have good and valid title to, or a valid leasehold interest in, all material tangible personal property required to conduct the Business as presently conducted, free and clear of all Encumbrances, except (i) as set forth on Schedule 2.14, and (ii) for Permitted Encumbrances. Such assets, taken as a whole, are in good operating condition and repair, normal wear and tear excepted. Except as set forth on Schedule 2.14, no material amount of assets or properties of the Company is escheatable to any Governmental Authority under any applicable Law, including uncashed checks to vendors, customers or employees, non-refunded overpayment amounts or credits.

2.15

Sufficiency of Assets

Except as set forth on Schedule 2.15, the rights, services, properties and assets of the Company, and including those services provided to the Company pursuant to the Transition Services Agreement, comprise all of the rights, services, properties and assets used in or necessary for the operations of the Business as it is conducted on the date hereof and are adequate in all material respects to conduct the business of the Company as presently conducted.

2.16

Real Property

(a)

The Company does not own any real property.

(b)

Schedule 2.16(b) sets forth a true and complete list of all real property and interests in real property (collectively, the “Leased Real Property”) leased by the Company that are material to the continued operation of the Business, taken as a whole and as currently conducted, and each Contract pursuant to which any such real property interest arises (any such Contract, individually, a “Real Property Lease”).  Seller has made available to Purchaser true and complete copies of the Real Property Leases as in effect as of the date hereof.

(c)

To the Knowledge of Seller, (i) each Real Property Lease is in full force and effect, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and (ii) neither Seller nor any of its Affiliates (including the Company) has received any written notice of any default under any of the Real Property Leases, except such defaults that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d)

To the Knowledge of Seller, with respect to each parcel of Leased Real Property (i) the identified owner has a good and marketable leasehold estate to such parcel of real property, free and clear of any Encumbrance (except for Permitted Encumbrances); (ii) there are no pending or threatened Proceedings relating to the real property or other matters (including casualty) adversely affecting the current use, occupancy or value thereof; and (iii) there are no Contracts to purchase the parcel of real property, or any portion thereof, or interest therein.

2.17

Intellectual Property

(a)

Schedule 2.17(a) sets forth a true, correct and complete list as of the date of this Agreement, of all (if any) (i) applications to register and all registered Intellectual Property owned, in whole or in part, by the Company (the “Registered IP”); and (ii) other material Intellectual Property that is not included in the Registered IP, but is owned, used or held for use by the Company and material to the conduct of the Business as currently conducted and contemplated to be conducted as of the date hereof (the foregoing items in (i) and (ii), collectively the “Company Intellectual Property”).

(b)

Except as set forth on Schedule 2.17(b): the Company (i) is the sole and exclusive owner of all right, title and interest in and to all Company Intellectual Property that is owned or purported to be owned by the Company, and (ii) has the valid and continuing rights to use, sell, convey, transfer, license and otherwise exploit all of the Company Intellectual Property, in each case, free and clear of all Encumbrances other than Permitted Encumbrances.

(c)

Except as set forth on Schedule 2.17(c): (i) the Company has a valid and enforceable license to use all licensed Company Intellectual Property; (ii) the Registered IP is subsisting, and all necessary filing, examination, issuance, post registration and maintenance fees, taxes, annuities and the like that have become due in connection with the Registered IP have been timely paid and all necessary recordations and certificates in connection with each item of the Registered IP have been timely filed with the relevant Governmental Authority, and (iii) none of the Company Intellectual Property is subject to any outstanding judgment restricting the Company’s use or adversely affecting the Company’s rights in any way.

(d)

As of the date hereof, the Company has not received a written claim or demand of any Person pertaining to, and there is no Proceeding pending or, to the Knowledge of Seller, threatened, which challenges the validity or Company’s ownership of or ability to use, sell, convey, transfer, license and otherwise exploit, any Company Intellectual Property.

(e)

To the Knowledge of Seller, as of the date hereof (i) the conduct of the Business, as currently conducted and contemplated to be conducted, does not and will not infringe, misappropriate or violate any rights of any Person, including rights in any Intellectual Property of such Person and (ii) no Person is infringing, misappropriating or violating the Company Intellectual Property.

(f)

Except as set forth on Schedule 2.17(f), neither this Agreement nor the consummation of the transactions contemplated hereby will result, in any manner, in (i) the loss or impairment of any Company Intellectual Property or the Company’s rights therein; (ii) the grant to any third party of any rights in or with respect to any Company Intellectual Property; (iii) the prevention or impediment of the use by the Company of any Company Intellectual Property; or (iv) the Company being bound by, or subject to, any covenant not to compete, or obligated to pay any royalties or other amounts to compensate any third party for any Intellectual Property, other than for payments currently made by it under any license agreements.

(g)

Except as set forth on Schedule 2.17(g), no material Trade Secrets included in the Company Intellectual Property (“Company Trade Secrets”) has been authorized to be disclosed or, to the Knowledge of the Seller, has been actually disclosed by the Company to any of its employees or former employees, independent contractors or any third Person other than pursuant to a binding confidentiality or non-disclosure agreement or similar confidentiality obligation. The Company has taken reasonable security measures, consistent with industry standards, to protect the secrecy, confidentiality and value of all Company Trade Secrets.  No employees, independent contractors or former employees of the Company, or any other third Persons have any right, interest or claims to any Company Intellectual Property, whether or not developed in the course of their employment or engagement (as applicable), based on contributions to the development of such Company Intellectual Property, or otherwise.

(h)

The Company maintains or has third parties maintain on its behalf, reasonable and appropriate administrative, physical and technical security controls, for all information technology systems, networks, and equipment that it owns or otherwise has the right to utilize, in each case, related to, used in, held for use in, or intended to be used in connection with its Business (collectively, the “Hosting Computer Systems”) that are intended to help safeguard the Hosting Computer Systems against the risk of business disruption arising from attacks (including virus, worm and denial-of-service attacks), unauthorized activities of any employee, hackers or any other Person.  To the Knowledge of Seller, the Hosting Computer Systems have not suffered any material performance failure within the past three (3) years and are reasonably secure against intrusion.  The Hosting Computer Systems perform in all material respects as currently required by the Company for use in connection with its Business.

2.18

Contracts

(a)

Except as set forth on Schedule 2.18(a), as of the date hereof, the Company is not a party to any written Contract:

(i)

relating to any employment, consulting or similar arrangements requiring payment by the Company of base annual compensation in excess of $50,000;

(ii)

pursuant to which the Company has incurred any indebtedness for borrowed money, committed to incur indebtedness for borrowed money, or guaranteed indebtedness of any other Person in an amount in excess of $50,000;

(iii)

that require the Company or any of its Affiliates to purchase or sell a stated portion of the requirements or outputs of the Business or that contain “take or pay” provisions;

(iv)

[RESERVED];

(v)

that, by its terms, grants an Encumbrance upon any asset of the Company having a fair market value in excess of $50,000;

(vi)

that, by its terms, provides for the sale, assignment, license or other disposition of any asset or right of the Company that is material to the Business, taken as a whole and as currently conducted, other than in the ordinary course of business;

(vii)

pursuant to which the Company has the right to market or sell the Business’s products and services to the customers of such Contract counterparty, other than (A) Contracts under which the Company received less than $50,000 in net revenues during the full twelve-month period ended on December 31, 2017 and (B) Contracts under which the Company reasonably expects to receive less than $50,000 in net revenues during any twelve-month period ending after the Closing Date;

(viii)

that, by its terms, requires the payment by or on behalf of the Company after the Closing Date in excess of $50,000 during any twelve month period ending after the Closing Date, or the delivery by the Company after the Closing of goods or services with a fair market value in excess of $50,000 during any twelve-month period ending after the Closing Date or provides for the Company to receive any payments in excess of $50,000 during any twelve month period ending after the Closing Date, in each case, other than those Contracts otherwise required to be disclosed pursuant to this Section 2.18(a);

(ix)

that create a broker, distributor, dealer, manufacturer’s representative, franchise, agency or sales promotion relationship;

(x)

with an insurer, reinsurer, underwriter or other provider who underwrites or otherwise offers insurance that is issued or sold by the Company;

(xi)

with a provider of data-processing or similar services in connection with marketing of the products or services of the Company, other than those Contracts that are not material to the Business, taken as a whole and as currently conducted;

(xii)

that, by its terms, contains any covenant or provision currently in effect prohibiting the Company from engaging, in any material respect, in any material line of business or competing, in any material respect, with any Person in any geographic area;

(xiii)

that is a partnership or joint venture agreement in which the Company participates as a general partner or joint venturer;

(xiv)

pursuant to which the Company has advanced or loaned any amount to any of its directors, officers or employees outside the ordinary course of business;

(xv)

with any Significant Customer or material supplier;

(xvi)

under which (i) the Company has the right to use any Intellectual Property of a third party that is material to the conduct of the Business (other than off-the-shelf, non-customized software licensed under shrink wrap agreements, for which Company and its Subsidiaries pays less than $50,000 in licensing or other fees per software title per annum) and (ii) the Company or any of its Subsidiaries has granted the right to use any of its material Company Intellectual Property to a third party; or

(xvii)

any outstanding written commitment to enter into any agreement of the type described in the foregoing subsections of this Section 2.18(a);

(collectively, the “Material Contracts” and, each, a “Material Contract”).

(b)

Except as set forth on Schedule 2.18(a), as of the date hereof, SmartPay SPV is not a party to any Material Contract.

(c)

Except as set forth on Schedule 2.18(b), each Material Contract that is listed in Schedule 2.18(a) is in full force and effect and constitutes the legal, valid and binding obligation of the Company and, to the Knowledge of Seller, each other party thereto, enforceable against such party in accordance with its terms, in each case subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally.  As of the date hereof, neither the Company nor, to the Knowledge of Seller, any other party to any Material Contract, is in material breach of, or in material default under, such Material Contract.  To the Knowledge of Seller, as of the date hereof, no party has given any written notice of termination or cancellation of any such Material Contract or that it intends to assert a breach of, or seek to terminate or cancel, any Material Contract as a result of the transactions contemplated hereby. The Company has made available to Purchaser a true and complete copy of each such Material Contract, as in effect on the date hereof.

(d)

Except as set forth on Schedule 2.18(c), no Person is currently renegotiating any material amount paid or payable to the Company or SmartPay SPV under any Material Contract or any other material term or provision of any Material Contract.

(e)

The Material Contracts collectively constitute all of the Contracts necessary to enable the Company to conduct its business in substantially the manner in which such business is currently being conducted, except in respect of the services to be provided under the Transition Services Agreement.

2.19

Insurance

(a)

Schedule 2.19(a) contains a true and complete list of all casualty, directors and officers liability, general liability, product liability and all other types of insurance policies related to the Business in force as of the date hereof with respect to the insurance of the properties and liabilities of the Company.  To the Knowledge of Seller, as of the date hereof, such policies are in full force and effect, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally.

(b)

With respect to each policy of insurance listed on Schedule 2.19(a), as of the date hereof,  none of Parent, Company or Seller has received any written notice that such policy has been or shall be canceled or terminated, and, no such policy will terminate or lapse by reason of the transactions contemplated by this Agreement.  Except as set forth on Schedule 2.19(b), with respect to such policies, there have not been any claim(s) brought by the Company in which the applicable insurer has denied coverage in writing.

2.20

Environmental Matters

To the Knowledge of Seller, as of the date hereof, (a) the Company has obtained all Permits required by Environmental Laws for the operation of the Business (collectively, “Environmental Permits”); (b) the Company is in compliance with all applicable Environmental Laws and Environmental Permits in all material respects; and (c) there are no Proceedings pending or, to the Knowledge of Seller, threatened in writing against the Company alleging the violation of or noncompliance with any applicable Environmental Laws that would, reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

2.21

Related-Party Agreements

Except as set forth on Schedule 2.21 or contemplated by this Agreement, no Related Party of the Company (a) has any direct or indirect interest in any material asset used in the Business except for assets used in providing the services contemplated by the Transition Services Agreement, (b) is indebted to the Company; (c) is competing, directly or indirectly, with the Company; (d) has any claim or right against the Company (other than rights to receive compensation for services performed as an employee); or (e) has entered into or has had any direct or indirect financial interest in, or has been a party to any Contract with the Company that calls for the payment by or on behalf of the Company in excess of $10,000 per annum, or the delivery by the Company of goods or services with a fair market value in excess of $10,000 per annum, or provides for the Company to receive any payments in excess of, or any property with a fair market value in excess of, $10,000 per annum.  For the purposes of this Section 2.21, each of the following shall be deemed to be a “Related Party”: (i) each individual who is an officer of the Company; (ii) each member of the immediate family of such officer; (iii) any Affiliate of the Company; and (iv) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses (i) and (ii) above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

2.22

Brokers and Finders

Except as set forth on Schedule 2.22, none of the Parent, Seller or Company has employed, nor is it subject to any valid claim of liability or obligation to, any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement, in each case, for which either Purchaser or the Company will have liability following the Closing.

2.23

No Other Business

The Business constitutes and has, at all times, constituted all of the business activities of the Company.  The Company has never owned, operated, or otherwise engaged or participated in any business activities other than the Business.  The Company has conducted and operated the Business only through itself and SmartPay SPV and not through any other divisions or any other direct or indirect Subsidiary or Affiliate of the Company.

2.24

Accounts Receivable

The Accounts Receivable reflected on the 2017 Balance Sheet and the Accounts Receivable arising after the date thereof (a) have arisen from bona fide transactions entered into by the Company involving the sale of goods or the rendering of services in the ordinary course of business consistent with past practice; and (b) to the Seller’s Knowledge, constitute only valid, undisputed claims of the Company not subject to claims of set off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice.  The reserve for bad debts shown on the 2017 Balance Sheet or, with respect to Accounts Receivable arising after the date of the 2017 Balance Sheet, on the accounting records of the Business have been determined in accordance with GAAP, consistently applied, subject to normal year-end adjustments and the absence of disclosures normally made in footnotes.

2.25

Significant Customers

(a)

Schedule 2.25(a) sets forth (i) a true, correct and complete list of the five largest customers of the Business during the twelve-month period ended on December 31, 2017 (each individually, a “Significant Customer” and collectively, the “Significant Customers”); (ii) the amount of revenue recognized from each such Significant Customer during such period; (iii) the percentage of the total revenues represented by sales to each such Significant Customer during such period.

(b)

Except for Contracts set forth on Schedule 2.21, no Significant Customer is a party to any Material Contract.

(c)

Except as set forth on Schedule 2.25(c), no Significant Customer has canceled or otherwise terminated or, to Seller’s Knowledge, threatened in writing to cancel, terminate or materially curtail, its relationship with Seller or the Company, and, to Seller’s Knowledge, neither Seller nor the Company has received written notice from any Significant Customer (whether as a result of the transactions contemplated hereby or otherwise) that such Person intends to stop or materially curtail trading with the Business, or will cancel or materially alter or modify the terms and conditions upon which it is prepared to trade with the Business.  Subject to applicable Law, Seller has provided Purchaser with true, correct and complete copies of all Contracts relating to any Significant Customer of the Company and the Business.

(d)

As of the date hereof, there are no unresolved material disputes with Significant Customers regarding payments, goods or services owed or delivered.

2.26

Solvency

Seller is Solvent, and will be Solvent following the consummation of the transactions contemplated by this Agreement.

2.27

Full Disclosure

To the Seller’s Knowledge, there are no material facts or information, individually or in the aggregate, that have not been disclosed to Purchaser by Seller and which have had or would reasonably be expected to have a Material Adverse Effect.

2.28

No Additional Representations

Except for the representations and warranties of the Seller and Company contained in this Agreement, none of Seller or the Company are making and have not made, and no other Person is making, or has made, on behalf of Seller or the Company, any express or implied representations or warranties in connection with this Agreement or the transactions contemplated hereby, and no Person is authorized to make any such representations or warranties on behalf of Seller or the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby makes the following representations and warranties:

3.1

Incorporation and Authority of Purchaser

Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its organization.

3.2

Authority; Execution and Delivery; Enforceability

Purchaser has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the Related Documents to which it will be a party, and to consummate the transactions contemplated hereby and thereby.  The execution and delivery by Purchaser of this Agreement has been, and in the case of the Related Documents to which it will be a party, will be when delivered, and the consummation of the transactions contemplated hereby has been and the consummation of the transactions contemplated by the Related Documents to which it will be a party will be when delivered, duly and validly authorized by all requisite corporate action on the part of Purchaser.  This Agreement has been, and upon its execution and delivery each of the Related Documents to which Purchaser will be a party, will be, duly and validly executed and delivered by Purchaser.  This Agreement constitutes, and upon its execution and delivery each of the Related Documents to which Purchaser will be a party, will constitute, assuming that this Agreement and each of the Related Documents to which any third party will be a party have been duly authorized, executed and delivered by such third party, as applicable, a valid and binding obligation of Purchaser enforceable against it in accordance with its terms, in each case, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity).

3.3

No Conflict; Consents

(a)

The execution, delivery and performance by Purchaser of this Agreement and of each of the Related Documents to which it will be a party, and the consummation by Purchaser of the transactions contemplated hereby and thereby, do not (and will not), (i) violate any provision of the certificate of incorporation, as amended or bylaws of Purchaser; (ii) result in a violation or breach of, or constitute (with or without the giving of notice, the lapse of time or both) a default (or give rise to any right of termination, amendment, modification, acceleration or cancellation of obligations) under, any of the terms, conditions or provisions of any material Contract, to which Purchaser is a party or by which any of its properties or assets are bound; or (iii) assuming that all consents, waivers, approvals, authorizations and other Permits have been obtained and all filings, registrations and notifications have been made, each as contemplated by Section 2.5(b) and/or Section 3.3(b), violate any Law applicable to Purchaser or by which any of its properties or assets are bound, other than, in the case of clauses (ii) and (iii) above, any such violations, breaches, defaults, or rights of termination or cancellation of obligations which would not prevent or materially impair or delay Purchaser’s ability to consummate the transactions contemplated hereby.

(b)

The execution, delivery and performance by Purchaser of this Agreement and of each of the Related Documents to which it will be a party, and the consummation by Purchaser of the transactions contemplated hereby and thereby, do not (and will not) require any consent, waiver, approval, authorization or other Permit of, or filing or registration with or notification to, any Governmental Authority.

(c)

Neither Purchaser nor any of its Affiliates owns interests in any Person or is aware of any facts or circumstances (including any possible other transaction pending or under consideration by Purchaser or any of its Affiliates) which (i) reasonably could be expected to prevent or materially impair or delay the consummation of the transactions contemplated by this Agreement or any of the Related Documents to which Purchaser will be a party or (ii) impose a condition or conditions that could, individually or in the aggregate, materially adversely affect Purchaser’s ability to perform its obligations hereunder or thereunder.

3.4

Litigation

There are no Proceedings pending or, to the Knowledge of Purchaser, threatened in writing by or against or affecting Purchaser or any of its Affiliates, and there are no orders, writs, judgments, injunctions, decrees or awards by which Purchaser or any of its Affiliates, or any of their respective assets or properties, are bound, in either case that could prevent or materially impair or delay Purchaser’s ability to consummate the transactions contemplated hereby or by any of the Related Documents to which it is or will be a party or to perform its obligations hereunder or thereunder.

3.5

Brokers and Finders

Except as set forth on Schedule 3.5, neither Purchaser nor any of its Affiliates has employed, nor is it subject to any valid claim of liability or obligation to, any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement for which Seller or any of its Affiliates will have liability following the Closing.

3.6

Investment Intent

Purchaser is acquiring the Membership Interests for its own account for investment purposes only and not with a view to any public distribution thereof or with any intention of selling, distributing or otherwise disposing of the Membership Interests in a manner that would violate the registration requirements of the Securities Act or any similar provisions of any applicable Law.  Purchaser acknowledges and agrees that the Membership Interests have not been registered under, and may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under, the Securities Act and any other applicable securities Laws, except pursuant to an exemption from such registration under the Securities Act and such Laws.  Purchaser is able to bear the economic risk of holding the Membership Interests for an indefinite period (including total loss of its investment), and (either alone or together with its representatives) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

3.7

[RESERVED]

3.8

Financing.

Assuming the full amount of the financing detailed in the Raymond James November 13, 2017 engagement letter addressed to Genesis Financial Inc. (“RJ Financing”) is funded at Closing,  the Purchaser will have all cash on hand necessary to effect the Closing, on the terms and subject to the conditions set forth herein. The Purchaser will use reasonable best efforts to consummate the RJ Financing and will keep the Seller reasonably informed about its progress in obtaining the same.

3.9

No Additional Representations.

None of Purchaser or any of its Affiliates is making any representation or warranty, express or implied, of any nature whatsoever, except for the representations and warranties expressly set forth in Article III of this Agreement.

ARTICLE IV

CERTAIN COVENANTS

4.1

Conduct of Business Prior to the Closing

(a)

Except (i) with the written consent of Purchaser; (ii) as otherwise expressly permitted by the terms of this Agreement; or (ii) as required by Law, from the date hereof until the earlier of the Closing and the termination of this Agreement in accordance with its terms, the Company shall (A) conduct its business in the ordinary course in substantially the same manner as currently conducted, and in material compliance with all Laws, and (B) use commercially reasonable efforts to preserve intact its present operations, organization and goodwill and to preserve its present relationships with customers, suppliers, Governmental Authorities and other Persons with whom the Company has similar relationships.

(b)

Without limiting the generality of Section 4.1(a), from the date hereof until the earlier of the Closing and the termination of this Agreement in accordance with its terms, except (w) with the written consent of Purchaser  (which consent shall not be unreasonably withheld, conditioned or delayed), (x) as otherwise expressly permitted by the terms of this Agreement, or (y) as required by Law, the Company and SmartPay SPV shall not:

(i)

transfer, issue, sell or dispose of any equity interests of the Company or SmartPay SPV or grant options, warrants, calls or other rights to purchase or otherwise acquire equity interests of the Company or SmartPay SPV;

(ii)

effect any recapitalization, reclassification, stock split or like change in the capitalization of the Company or SmartPay SPV;

(iii)

(A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or SmartPay SPV (other than incurrence of Midtown

Indebtedness or intercompany loans in the ordinary course of business), guarantee any debt securities of another Person or enter into any arrangement having the economic effect of any of the foregoing; or (B) make any loans, advances or capital contributions to any other Person (other than in the ordinary course of business);

(iv)

amend the certificate of formation or operating agreement (or other comparable governing documents) of the Company or SmartPay SPV;

(v)

mortgage, pledge, create or otherwise grant any Encumbrance on any property or assets (whether tangible or intangible) of the Company or SmartPay SPV having a fair market value in excess of $10,000, other than Permitted Encumbrances;

(vi)

(A) adopt, enter into, terminate or materially amend any Benefit Plan, (B) increase the compensation or fringe benefits of, or pay any bonus to, any director or executive officer of the Company or SmartPay SPV, (C) pay any benefit to any employee or independent contractor of the Company or SmartPay SPV not provided for under any Benefit Plan, or (D) except as required pursuant to any Benefit Plan, fund or secure the payment of material compensation or benefits under any Benefit Plan;

(vii)

terminate the employment of any employee or executive officer of the Company or SmartPay SPV other than for cause, or hire any new employee whose annual compensation would reasonably be expected to exceed $75,000;

(viii)

except as may be required by applicable Law or any such agreement as in effect as of the date hereof, enter into, amend or modify any collective bargaining agreement, works council agreement or any other agreement with representatives of any employees of the Company;

(ix)

change the methods, principles or practices of accounting of the Company or SmartPay SPV in any manner that would have a material and adverse impact on the Company, except as required by Law, any Governmental Authority or changes in GAAP;

(x)

except as may be required by applicable Law or applicable accounting principles: make, change or rescind any material Tax election; amend in any material respect any Tax Return or file any material claim for refund; settle or compromise any Tax liability of the Seller with respect to the Business or SmartPay SPV; enter into any closing or similar agreement with respect to Taxes; or consent to any extension or waiver of the statute of limitations on the assessment or collection of any Tax;

(xi)

transfer, sell or otherwise dispose of, or lease or exclusively license, any property or assets of the Company or SmartPay SPV outside of the ordinary course of business for which the aggregate consideration paid or payable (A) in any individual transaction is in excess of $10,000 or (B) in the aggregate is in excess of $100,000;

(xii)

purchase or otherwise acquire (whether by merger or otherwise), or lease or license, any property or assets outside of the ordinary course of business for which the aggregate consideration paid or payable (A) in any individual transaction is in excess of $10,000 or (B) in the aggregate is in excess of $100,000;

(xiii)

enter into or materially amend or modify or terminate any Material Contract or any Contract that, if it was in effect on the date hereof, would have been a Material Contract, or waive any material default under, or release, settle, or compromise any material claim against the Company or SmartPay SPV or any material liability owing to the Company or SmartPay SPV under any Material Contract or such other Contract, in each case, other than in the ordinary course of business;

(xiv)

except in the ordinary course of business consistent with past practice, (i) make any capital expenditures in excess of $10,000 individually, or $100,000 in the aggregate or (ii) authorize any capital expenditure in excess of $10,000, individually or $100,000 in the aggregate, regardless of whether such expenditure is expected to be actually incurred before or after the Closing;

(xv)

settle, release, waive or compromise any pending or threatened Proceeding for an amount in excess of $75,000;

(xvi)

enter into, renew (except in accordance with its terms), or materially modify any Contract with any officer, director or employee of the Company or SmartPay SPV, other than in the ordinary course of business; or

(xvii)

authorize any of, or commit or agree to take any of, the foregoing actions.

4.2

Efforts to Consummate

(a)

Subject to the terms and conditions of this Agreement, each party shall use its reasonable best efforts to cause the Closing to occur and to cause the conditions set forth in ARTICLE VII to be satisfied, including (i) defending against any Proceeding challenging this Agreement or the consummation of the transactions contemplated hereby and (ii) seeking to have any preliminary injunction, temporary restraining order, stay or other legal restraint or prohibition entered or imposed by any court or other Governmental Authority that is not yet final and non-appealable vacated or reversed; provided, however, that no party shall be required to (A) waive any of the conditions set forth in ARTICLE VII or (B) make any monetary expenditure, commence or participate in any litigation or offer or grant any accommodation (including financial, by divestiture of assets or otherwise) to any third Person.  Without limiting the foregoing, each party shall use its reasonable best efforts (subject to the provision in the immediately preceding sentence) to cause the Closing to occur on or before the Closing Date.

(b)

During the period between the date hereof and the earlier of the Closing and the termination of this Agreement pursuant to ARTICLE IX in accordance with its terms, Seller and the Company will use their respective reasonable best efforts, and Purchaser will cooperate with Seller and the Company, to obtain the third-party consents to the consummation of the transactions contemplated by this Agreement under or with respect to the contracts, agreements, leases, Permits and other instruments, if any, enumerated on Schedule 4.2(b) (“Material Consents”).

(c)

During the period between the date hereof and the earlier of the Closing and the termination of this Agreement pursuant to ARTICLE IX in accordance with its terms, Seller and the Company will use their respective reasonable best efforts, and will fully cooperate with the independent auditors and accountants retained by Purchaser to prepare the Compiled Financial Information.  Seller and the Company shall grant the said auditors and accountants full access, during normal working hours, to the books and records and personnel of the Company, and work papers prepared by the Company and/or the Company’s accountants.

4.3

Access to Information; Other Contacts

(a)

From and after the date hereof until the earlier of the Closing and the termination of this Agreement in accordance with its terms, Seller shall, and shall cause the Company to, afford to Purchaser and its Representatives reasonable access, upon reasonable advance notice, during normal business hours to all the properties, books, Contracts, commitments, Tax Returns and records of the Company, and, during such period, shall furnish as promptly as practicable to Purchaser any information concerning the Company as Purchaser may reasonably request; provided, however, that (i) such access does not unreasonably disrupt the normal operations of Company, and (ii) neither Seller nor the Company is under any obligation to disclose to Purchaser or its Representatives any information the disclosure of which is restricted by applicable Law; provided, further, that Seller and the Company shall cooperate in good faith to seek commercially reasonable and appropriate substitute disclosure arrangements under circumstances in which disclosure is so restricted.  All information provided pursuant to this Section 4.3 shall remain subject in all respects, to the Confidentiality Agreement (as defined below).

(b)

From and after the date hereof until the earlier of the Closing and the termination of this Agreement in accordance with its terms, Seller shall, and shall cause the Company to, cooperate with Purchaser in facilitating any in person or telephonic meetings (the “Due Diligence Meetings”) between the Purchaser and its Representatives on the one hand and  Midtown Madison Management LLC, any Significant Customer, or any other third party that has a material relationship with the Business on the other hand, as may be reasonably requested by the Purchaser.

4.4

Confidentiality

(a)

Purchaser acknowledges and agrees that all Confidential Information (as defined in the Confidentiality Agreement) is being provided subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference.  If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

(b)

From and after the Closing, (a) the parties acknowledge and agree that the Confidentiality Agreement shall terminate, and the obligations of the parties with respect to Confidential Information shall be as set forth herein and (b) Seller shall, and shall cause its Affiliates to, treat and hold as confidential all of the Confidential Information and refrain from disclosing or using any of such Confidential Information, except that Seller and its Affiliates may disclose such documents and information: (i) if required or requested to be disclosed under Law, order or regulation of a court or tribunal or Governmental Authority, including in any Tax Returns and (ii) if required in connection with the enforcement or defense of any right, remedy or claim relating to this Agreement or claims for indemnification made hereunder (including

Third Party Claims). In the event that any such Person is requested or required (by oral question or request for information or documents in any Proceeding) to disclose any Confidential Information, Seller shall notify Purchaser promptly of the request or requirement so that Purchaser may seek an appropriate protective order or waive compliance with the provisions of this Section 4.4(b). If, in the absence of a protective order or the receipt of a waiver hereunder, any such Person is required under applicable law to disclose any Confidential Information to any Governmental Authority, such Person may disclose such Confidential Information to such Governmental Authority; provided, however, that Seller shall cause such Person to use commercially reasonable efforts to obtain, at the reasonable request of Purchaser and at Purchaser’s expense, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Purchaser shall designate.

4.5

Publicity

The parties hereto shall consult with each other before making any Current Report on Form 8-K, issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby; provided, however, that the foregoing will not restrict or prohibit Seller or the Company from, prior to the Closing, making any non-public announcement to its employees, customers and other business relations to the extent Seller reasonably determines in good faith that such announcement is necessary or advisable. No party shall, and no party shall permit its Affiliates or its or their Representatives to, issue any press release or otherwise make any Current Report on Form 8-K or public announcement concerning this Agreement or the transactions contemplated hereby without the prior written consent of Purchaser or Seller, as the case may be (which consent shall not be unreasonably withheld, conditioned or delayed).

4.6

Directors’ and Officers’ Indemnification and Insurance

(a)

From and after the Closing, the Company shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the Closing Date, an officer, manager or director (or a Person serving in a similar capacity) of the Company (the “D&O Indemnified Parties”) against any and all Losses arising out of or relating to any threatened or actual Proceeding based in whole or in part on or arising out of or relating in whole or in part to the fact that such person is or was an officer, manager or director (or a Person serving in a similar capacity) of the Company whether pertaining to any matter existing or occurring at or prior to the Closing Date and whether asserted or claimed prior to, at or after, the Closing Date (the “D&O Indemnified Liabilities”), in each case, to the full extent that a limited liability company is permitted under applicable Law to indemnify its own officers, managers or directors (or Persons serving in similar capacities) and the Company shall pay expenses in advance of the final disposition of any such action or proceeding to each D&O Indemnified Party; provided, however, that the Person to whom such expenses are advanced provides an undertaking to the Company to repay such advances if it is ultimately determined that such person is not entitled to indemnification.   Any D&O Indemnified Party wishing to claim indemnification under this Section 4.6 shall notify Purchaser upon learning of any such Proceeding (but the failure to so notify shall not relieve a Person from any liability which it may have under this Section 4.6 except to the extent such Person is materially prejudiced by such failure) (“D&O Indemnification

Notice”).  The parties hereto agree that all rights to indemnification hereunder, including provisions relating to advances of expenses incurred in defense of any Proceeding, existing in favor of the D&O Indemnified Parties with respect to matters occurring through the Closing Date shall continue in full force and effect for a period of not less than six years from the Closing Date; provided, however, that all rights to indemnification in respect of any D&O Indemnified Liabilities asserted or made within such period shall continue until the disposition of such D&O Indemnified Liabilities.

(b)

The Company shall be entitled to participate in the defense of such Proceeding at Company’s expense, and, at its option if exercised within ten Business Days after receiving an D&O Indemnification Notice, shall be entitled to assume the defense thereof by appointing a reputable counsel to be the lead counsel in connection with such defense; provided, that the D&O Indemnified Parties shall be entitled to participate in the defense of such Proceeding and to employ counsel of its choice for such purpose (provided, that, the fees and expenses of such separate counsel shall be borne by the D&O Indemnified Parties and shall not be recoverable from the Company under this Section 4.6).  The D&O Indemnified Parties will have the absolute right to conduct and control, through counsel of its choosing (the reasonable fees and expenses of which shall be paid by the Company), the defense of any such Proceeding if the Company does not elect to assume control of the defense within ten Business Days after receiving a D&O Indemnification Notice. Provided however that the Company shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

(c)

Upon assumption of the defense of any such Proceeding by the Company, the D&O Indemnified Parties will not pay, or permit to be paid, any part of claim related to the D&O Indemnified Liabilities, unless the Company consents in writing to such payment.  Notwithstanding anything to the contrary herein, the Company shall not compromise or settle, or admit any liability with respect to the Proceeding without the prior written consent of the D&O Indemnified Parties (which consent shall not be unreasonably withheld, conditioned or delayed), unless the relief consists solely of (i) money damages (all of which the Company shall pay) and (ii) includes a provision whereby the plaintiff or claimant in the matter releases the D&O Indemnified Parties from all liability with respect thereto.

(d)

The Company shall maintain directors’ and officers’ and fiduciary liability insurance for the Company a period of six years following the Closing Date with respect to wrongful acts and/or omissions committed or allegedly committed at or prior to the Closing Date, on terms materially consistent with the coverage under the Company’s existing directors and officers liability policy (true, correct and complete copies of which have been heretofore delivered to Purchaser.

(e)

Purchaser and the Company shall not take any action directly or indirectly to disaffirm or adversely affect the provisions of the certificate of formation or operating agreement or any similar organizational documents or other written agreements of the Company that provide indemnification of and expense reimbursement to D&O Indemnified Parties.

(f)

If the Company (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii)

shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Company, as the case may be, shall assume all of the obligations of the Company, as applicable, set forth in this Section 4.6.

(g)

The provisions of this Section 4.6 are (i) intended to be for the benefit of, and will be enforceable by, the D&O Indemnified Parties, and each such Person’s heirs, legatees, representatives, successors and assigns, and shall be binding on all successors and assigns of Purchaser and the Company and may not be terminated or amended in any manner adverse to such D&O Indemnified Parties without their prior written consent and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such D&O Indemnified Party may have by Contract or otherwise.

4.7

[Reserved]

4.8

[Reserved]

4.9

Termination of Related Party Agreements

Except for this Agreement and the Related Documents, at or prior to the Closing, all Contracts, written or oral, between the Company or SmartPay SPV, on the one hand, and Seller or any of its Affiliates (other than the Company or SmartPay SPV), on the other hand, shall be terminated without any further force and effect, and there shall be no further liabilities or obligations of any of the relevant parties thereunder. On or prior to the Closing, the Company, Seller and its Affiliates shall cause all Intercompany Liabilities to be terminated, except pursuant to this Agreement and the Related Documents.

4.10

Certain Notices

(a)

From and after the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with its terms, Purchaser shall promptly notify Seller in writing of (i) its Knowledge that any representation or warranty made by Purchaser in this Agreement being untrue or inaccurate or (ii) any failure of Purchaser to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case that would reasonably be expected to result in any condition to the obligations set forth in Section 7.1 or Section 7.2 of this Agreement not to be satisfied.

(b)

From and after the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with its terms, Seller shall promptly notify Purchaser in writing of (i) its Knowledge that any representation or warranty made by Seller in this Agreement being untrue or inaccurate, or (ii) any failure of Seller or the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case, that would reasonably be expected to result in any condition to the obligations set forth in Section 7.1 or Section 7.3 of this Agreement not to be satisfied.

(c)

From and after the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with its terms, Seller shall promptly notify Purchaser in writing of:

(i)

any other fact, circumstance, event or action the existence, occurrence or taking of which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or otherwise result in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 7.1 or Section 7.3 of this Agreement not to be satisfied;

(ii)

any written notice or other communication from any Person alleging that the consent of such Person is, or may be required, in connection with the transactions contemplated by this Agreement; and

(iii)

any written notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement.

(d)

A Party’s receipt of information pursuant to this Section 4.10 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by any party in this Agreement, except that to the extent the notification accompanying such information refers explicitly to a specific Disclosure Schedule, the said information shall be deemed to have amended and supplemented the applicable Disclosure Schedules delivered on the date hereof and attached hereto (other than with respect to Fundamental Representations and Section 2.13 (Taxes)); provided that, such information (i) will not be deemed to have amended or supplemented the applicable Disclosure Schedules for purposes of the conditions to closing set forth in Section 7.1 or Section 7.3 or Purchaser’s or Seller’s ability to terminate this Agreement pursuant to Sections 9.1(b) and (c), respectively, (ii) cannot amend or supplement a Disclosure Schedule so as to cure breaches in effect as of the date of this Agreement, but may update for current or new matters, but not matters that were known, or should reasonably have been know, prior to the date of this Agreement.

4.11

Employees

(a)

The parties hereto agree that nothing in this Section 4.11, whether express or implied, is intended to create any third party beneficiary rights in any current or former Company Employee, officer, director, consultant or other service provider or any individual associated therewith, and that all provisions set forth in this Section 4.11 are included for the sole benefit of the respective parties to this Agreement.  Furthermore, nothing in this Agreement shall be construed as an amendment to any Benefit Plan for any purpose.

(b)

The parties hereto agree that the Seller shall be liable to pay the Company Employees (including any hourly employees of the Company) for all Compensatory Arrangements (including unpaid or accrued vacation or other benefits under any Benefit Plan) for the pay period up to and ending on and including the Closing Date;

4.12

[Reserved]

4.13

Substitution of Guarantees

(a)

From and after the date hereof, Purchaser shall cooperate with Seller and, prior to the Closing, the Company in taking commercially reasonable efforts to cause any third Person to whom Seller or any of its Affiliates has or would have a continuing guaranty after Closing, including pursuant to the Contracts set forth on Schedule 4.14, to release Seller or is Affiliate, as applicable, therefrom and, if required by such third Person, to cause an Affiliate of Purchaser to be substituted for Seller or its Affiliate, as applicable.

(b)

If and to the extent that Purchaser and Seller are unable to cause any applicable third Person to release Seller or its Affiliate, as applicable, from its continuing obligations in accordance with paragraph (a) of this Section 4.14, Purchaser shall, until such time, if any, as Seller or its Affiliate, as applicable, is released, hold harmless and indemnify Seller and its Affiliates for all losses incurred by them under such guarantees (i) to the extent caused by any failure of  the Company or Purchaser to perform their obligations from and after the Closing and (ii) to the extent of the amount of the Seller’s or its Affiliate’s guarantee obligations under such guarantee.

4.14

Shared Contracts

(a)

Subject to Section 4.14(b), after the Closing, Seller shall, and shall cause its Affiliates to, cooperate with Purchaser and its Affiliates, and use their respective reasonable best efforts, to cause each of the Contracts, if any, listed on Schedule 4.14 (each, a “Shared Contract”) to be either assigned in part to the Company, Purchaser or one or more of the Purchaser’s designees, as applicable (if such Contract permits assignment in part), or if such Contract does not permit assignment, amended, in each case so that, (i) the Company shall be entitled to the rights and benefits, and shall assume the related portion of any liabilities, inuring to the Business, and (ii) Seller and/or one or more of its Affiliates shall be entitled to all other rights and benefits, and shall be responsible for all other liabilities thereunder.

(b)

Notwithstanding anything to the contrary set forth in this Agreement, (i) in no event shall Seller or any of its Affiliates be required to assign (or amend) any Shared Contract which is not assignable (or cannot be amended) by its terms (including any terms imposing consents or conditions on an assignment where such consents or conditions have not been obtained or fulfilled) and (ii) if any Shared Contract cannot be so assigned by its terms or otherwise, or cannot be amended, or if such assignment or amendment would impair the benefit the parties thereto derive from such Shared Contract, then the parties shall, and shall cause their respective Affiliates to, take such other reasonable and permissible actions (which actions may include (A) entering into a subcontracting arrangement with the other party governing the parties’ relative obligations under such Shared Contract and (B) providing prompt notice to the other party with respect to any relevant claim of liability or other relevant matters arising in connection with a Shared Contract so as to allow such other party the ability to exercise any applicable rights under such Shared Contract) to cause (1) the Company or one or more of Purchasers’ Affiliates to receive in accordance with and subject to the Transition Services Agreement the rights and benefits, and to bear the burden of the corresponding liabilities (including any liabilities that may arise by reason of such arrangement), of that portion of each such Shared Contract that relates to the Business and (2) Seller and/or one or more of its Affiliates to receive all other rights and benefits, and to bear the burden of the corresponding liabilities (including any liabilities that may arise by reason of such arrangement), as if such Shared Contract had been assigned (or amended) pursuant to Section 4.14(a).

(c)

Each of the Seller, Purchaser and Company shall, and shall cause their respective Affiliates to, (i) treat for all Tax purposes the portion of each Shared Contract inuring to its respective businesses as assets owned by, and/or liabilities of, as applicable, such party, and (ii) neither report nor take any Tax position (on a Tax Return or otherwise) inconsistent with such treatment (unless required by applicable Law).  Nothing herein is intended to create a partnership, joint venture, agency, or other relationship creating fiduciary or quasi-fiduciary duties or similar duties and obligations or to subject the parties to joint and several or vicarious liability or to impose any duty, obligation, or liability that would arise therefrom.

4.15

IT Migration

(a)

From and after the Closing Date, Seller shall, and shall cause its Affiliates to, cooperate with Purchaser and the Company to implement any hardware, software, services and documentation sourced by the Company as may be deemed required by the Company to support the Business of the Company, to the extent such hardware, software, services and documentation are substantially similar to those maintained by Seller as of the Closing Date, and to migrate all of the proprietary data of the Company contained therein into the systems in the Company’s control (the “Migration”), all in accordance with and subject to the Transition Services Agreement.  Seller shall cooperate with Purchaser and the Company to assist in configuring and installing applications, configuring and testing connectivity and functionality of the Company’s websites, building databases, and migrating all of the Company’s client data into the new databases, and  shall provide access to the relevant source code, data, file systems and documentation necessary for running the Business of the Company, regardless of where the platform is hosted at the time, all in accordance with and subject to the Transition Services Agreement.

(b)

For the avoidance of doubt, the parties hereto agree that (i) the costs of the expenses of the Migration shall be borne solely by the Purchaser (or the Company) in accordance with the pricing terms of the Transition Services Agreement; (ii) the Migration shall be subject to the terms of the Transition Services Agreement, and (iii) to the extent the Migration would otherwise require the Seller to transfer or provide the benefits of any Shared Contract, the terms of Section 4.14 shall apply thereto.

4.16

Transfer of Domains

Seller shall, and shall cause its Affiliates to, cooperate with Purchaser and the Company to cause all right, title and interest in the internet domains set forth under item 2 on Schedule 2.17(a)(ii) to be transferred to the Company for an aggregate consideration of $0.01 as soon as practicable following the Closing.  Without limiting the foregoing, after the Closing, Seller shall, at the request of Purchaser or the Company, promptly execute such other documents or agreements as Purchaser or the Company may reasonably request to effectuate the foregoing. Until such time as such internet domains have been transferred in accordance with this Section 4.17, the Seller (a) hereby grants the Company a perpetual, royalty-free license to control and utilize such internet domains, and (b) agrees to cooperate with the Company to cause any relevant third parties to recognize such control and follow the instructions of the Company regarding such internet domains.

4.17

Seller’s Release

Effective as of and subject to the Closing, Seller does for itself, and for each of its Affiliates and its respective Representatives, successors and assigns, if any, release and absolutely forever discharge the Company, SmartPay SPV and each of their Representatives (each, a “Released Party”) from and against all Released Matters. “Released Matters” means any and all claims, demands, damages, debts, liabilities, obligations, costs, expenses (including attorneys’ and accountants’ fees and expenses), actions and causes of action of any nature whatsoever, whether now known or unknown, suspected or unsuspected, that Seller now has, or at any time previously had, or shall or may have in the future, as a member, officer, director, manager, contractor, consultant or employee of the Company, in each case arising by virtue of or in any matter related to any actions or inactions with respect to the Company and SmartPay SPV or their affairs up to the Closing Date. Released Matters shall not include any rights pursuant to the transactions contemplated by this Agreement.

4.18

Key Employees

Seller and the Company shall use commercially reasonable efforts to retain Winnie Lai, the Company’s COO, and Lee Ebreo, the Company’s CTO, in their current positions up to and including Closing.

4.19

Representation and Warranty Insurance

Purchaser may, but shall not be required to, obtain a Representation and Warranty Policy at Seller’s expense; provided that Seller’s expense shall not exceed $300,000 and any such Representation and Warranty Policy shall (i) exclude any provision therefrom providing for subrogation against the Seller except in the case of fraud and (ii) otherwise be reasonably satisfactory to Seller.  Purchaser shall provide a copy of any such Representation and Warranty Policy to Seller prior to Closing, together with Purchaser’s written acknowledgment that the Indemnity Escrow Amount shall be the amount provided in clause (b) of the definition of Indemnity Escrow Amount.

4.20

Further Assurances

Seller and Purchaser shall, and shall cause their respective Affiliates to, cooperate reasonably with each other in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon request to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated hereunder.

ARTICLE V

TAX MATTERS

5.1

Tax Returns

(a)

Seller shall, or shall cause its Affiliates, including for the avoidance of doubt with respect to the Business, to timely prepare and file or cause to be timely prepared and filed with the appropriate Tax Authority all Tax Returns required to be filed by Seller or any of its Affiliates with respect to, or that include, the Company, SmartPay SPV or the Business, with respect to any Pre-Closing Tax Period (the “Seller Tax Returns”), and shall pay all Taxes shown as due on such Tax Returns.

(b)

Purchaser shall timely prepare and file or cause to be timely prepared and filed with the appropriate Tax Authority, all Tax Returns required to be filed with respect to the Company, SmartPay SPV or the Business other than the Seller Tax Returns (the “Purchaser Tax Returns”).  To the extent a Purchaser Tax Return includes Pre-Closing Tax Obligations (a “Straddle Period Tax Return”), such Straddle Period Tax Return shall be prepared on a basis consistent with past practices and customs of the Seller, the Company and/or SmartPay SPV except as otherwise required by Law.  Purchaser shall deliver all Straddle Period Tax Returns to Seller for review and comment at least thirty (30) days prior to the due date (including valid extensions) for the filing of each Straddle Period Tax Return (except in the case where such thirty (30) day period is not practical, in which case as soon as practical).  Within fifteen (15) days of receiving a draft of such Straddle Period Tax Return (except in the case where such fifteen (15) day period is not practical, in which case as soon as practical) Seller shall provide written comments to Purchaser.  Purchaser shall cause the Straddle Period Tax Return to incorporate any changes reasonably requested by Seller that are consistent with the past practices and customs of Seller, the Company and/or SmartPay SPV.  Purchaser and Seller shall attempt to resolve any dispute relating to the preparation of the Straddle Period Tax Returns through good faith negotiation subject to the dispute resolution procedures of Section 5.1(d).  In no event shall the provision of comments by Seller prevent Purchaser from timely filing any Straddle Period Tax Return (including any applicable extensions); provided, however, that in the event that the Independent Accountants have not yet resolved any such Tax Return Dispute prior to the deadline for filing such Straddle Period Tax Return (including any applicable extensions), Purchaser shall be entitled to file such Straddle Period Tax Return (or amendment) as prepared by Purchaser subject to amendment to reflect the resolution when rendered by the Independent Accountants.  Purchaser shall provide Seller with a copy of any Straddle Period Tax Return filed by Buyer under this Section 5.1(b) not later than ten (10) days after such Tax Return is filed.

(c)

No later than three (3) Business Days prior to the due date of the filing of each Straddle Period Tax Return (including any applicable extensions) Seller shall pay, or cause to be paid, to Purchaser the amount of the Pre-Closing Tax Obligations shown as due on such Straddle Period Tax Return, provided, however, that if Seller’s comments to a Straddle Period Tax Return would reduce the amount of the Pre-Closing Tax Obligations that would be owed, then, by the due date of such Straddle Period Tax Return, Seller shall only be required to pay Purchaser the amount of the Pre-Closing Tax Obligations that would be owed by Seller with the implementation of its comments into such Straddle Period Tax Return, subject to Seller’s responsibility to pay Purchaser any remaining Pre-Closing Tax Obligations within five (5) Business Days if the resolution of the Independent Accountant serves to increase the amount of Pre-Closing Tax Obligations previously paid by Seller to Purchaser with respect to such Straddle Period Tax Return.  Notwithstanding the foregoing, Seller shall not be required to pay Purchaser for any Pre-Closing Tax Obligations to the extent such Pre-Closing Tax Obligations were either (i) previously paid by Seller, the Company or SmartPay SPV to a Tax Authority; or (ii) taken into account in the calculation of the Post-Closing Adjustment.

(d)

Notwithstanding any other provision of this Agreement, solely with respect to any dispute, controversy or claim arising out of the preparation of a Straddle Period Tax Return pursuant to Section 5.1(b) (a “Straddle Period Tax Return Dispute”) that Purchaser and Seller through reasonable best efforts are not able to resolve through direct good-faith negotiation, shall be resolved in accordance with the procedures set forth in this Section 5.1(d).  If there has been no resolution of the Straddle Period Tax Return Dispute after direct negotiation, then any party may seek resolution of the Tax Return Dispute through binding arbitration administered by tax experts of the Independent Accountants.  The place of the arbitration shall be New York, NY and the arbitration shall be conducted in the English language.  The Independent Accountants shall be instructed to resolve the Straddle Period Tax Return Dispute and such resolution shall be (A) set forth in writing and signed by the Independent Accountants, (B) delivered to each party involved in the Straddle Period Tax Return Dispute as soon as practicable after the Straddle Period Tax Return Dispute is submitted to the Independent Accountants but no later than the fifteenth (15th) day after the Independent Accountants are instructed to resolve the Straddle Period Tax Return Dispute, (C) made in accordance with this Agreement, and (D) final, binding and conclusive on the Parties involved in the Straddle Period Tax Return Dispute on the date of delivery of such resolution.  The Independent Accountants shall only be authorized on any one issue to decide in favor of and choose the position of a Party involved in the Straddle Period Tax Return Dispute or to decide upon a compromise position between the ranges presented by the Parties to the Independent Accountants.  The Independent Accountants shall base its decision solely upon the presentations of the Parties to the Independent Accountants at a hearing held before the Independent Accountants and upon any materials made available by a Party and not upon independent review.  The fees and expenses of the Independent Accountants shall be borne equally by Seller, on the one hand, and Purchaser, on the other hand. Purchaser and Seller shall keep the decision of the Independent Accountants confidential, except to the extent required by Law or pursuant to disclosure of Tax Returns.

(e)

Purchaser shall not, and shall not permit the Company or any of its Affiliates to, file, amend, refile or otherwise modify (or grant an extension of any statute of limitation with respect to) (i) any Seller Tax Returns without the prior written consent of Seller, or (ii) any Straddle Period Tax Returns without repeating the process in Section 5.1 (b)-(d); provided, however, that with respect to clause (ii), Purchaser may, in its sole discretion, so modify any Straddle Period Tax Return without repeating the process in Section 5.1(b)-(d) provided that, by so doing, the Purchaser Indemnified Parties shall thereby be deemed to have waived their rights to indemnification pursuant to Section 8.3(d) to the extent of any increase in indemnifiable Taxes that results from such modification.

5.2

Transaction Taxes

(a)

Notwithstanding any other provision of this Agreement to the contrary, all transfer, documentary, sales, use, value added, excise, stamp, registration and other such Taxes (including all applicable real estate transfer taxes) imposed by or payable to any jurisdiction or any Governmental Authority arising from the transactions contemplated hereby, and, for the avoidance of doubt, any such taxes related to the Conversion and to the  elections described under section 2.13(c) and (d), (collectively, “Transaction Taxes”), and any related costs for preparation of the relevant Tax Returns, shall be borne by Seller.  All necessary Tax Returns with respect to the transaction contemplated herein, shall be prepared and filed by Purchaser, except where Seller or any of its Affiliates is required by Law or the administration thereof to collect, report and remit such Transaction Taxes, in which case Purchaser shall render all reasonable requested assistance so that Seller or its Affiliate, as applicable, can report and remit such Transaction Taxes. For the avoidance of doubt, Transaction Taxes do not include income Taxes. Purchaser and Seller further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any Tax Authority as may be necessary to mitigate, reduce or eliminate any Transaction Tax that could be imposed.

(b)

Purchaser and Seller shall reasonably cooperate to reduce or eliminate any Transaction Taxes to the extent permitted by applicable Law.

5.3

Cooperation; Records Retention

(a)

Seller and Purchaser shall reasonably cooperate, and shall cause their respective Affiliates and Representatives reasonably to cooperate, in preparing and filing all Tax Returns with respect to the Business, including by provision of any required power-of-attorney (or other form of authorization) and maintaining and making available to each other all records necessary in connection with Taxes, including in relation to audits of, or inquiries directed to, customers.

(b)

Seller shall, and shall cause its respective Affiliates to, retain all Tax Returns, schedules, and work papers and all material records and other documents relating thereto of the Company and with respect to the Business until the expiration of the later of (i) the seventh anniversary of the Closing Date or (ii) the date on which Taxes may no longer be assessed under the applicable statutes of limitation, including any waivers or extensions thereof.  Thereafter, Seller shall not destroy or dispose of any such Tax Returns, schedules, work papers or any other material records or other documents relating thereto without giving written notice to the Purchaser of such pending destruction or disposal and offering Purchaser the right to copy such documents and information.

5.4

Allocations; Straddle Period

(a)

In the case of Taxes that are payable with respect to a Straddle Period, the portion of any such Taxes that shall be treated as attributable to a Pre-Closing Tax Period shall be:

(i)

in the case of Taxes that are either (x) based upon or related to income, or receipts, or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible), deemed equal to the amount that would be payable if the taxable year ended on (and included) the Closing Date; and

(ii)

in the case of all other Taxes deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period.

ARTICLE VI

RESERVED

ARTICLE VII

CONDITIONS TO THE CLOSING

7.1

Conditions to Each Party’s Obligations

The respective obligations of Purchaser and Seller to consummate the purchase and sale of the Membership Interests are subject to the satisfaction or written waiver by Purchaser and Seller (to the extent such conditions can be waived), at or prior to the Closing, of the following conditions:

(a)

No Conflicts.  No applicable Law or injunction enacted, entered, promulgated, enforced or issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect.

(b)

Escrow Agreement.  The Escrow Agent shall have executed and delivered the Escrow Agreement.

(c)

Midtown Indebtedness.  Midtown Madison Management LLC, in its capacity as administrative agent of the Midtown Indebtedness, shall have consented to the transactions contemplated hereby on terms satisfactory to Purchaser and Seller.

7.2

Conditions to Obligations of Seller

The obligations of Seller to consummate the purchase and sale of the Membership Interests are subject to the satisfaction or written waiver by Seller (to the extent such conditions can be waived), at or prior to the Closing, of each of the following conditions:

(a)

Representations and Warranties of Purchaser.  The representations and warranties of Purchaser set forth in ARTICLE III shall be true and correct at and as of the Closing Date, as though made as of the Closing Date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be true and correct on the date so specified), except for any inaccuracies which would not reasonably be expected to have a material and adverse impact on the ability of Purchaser to timely consummate the transactions contemplated hereby.

(b)

Performance of Obligations of Purchaser.  Purchaser shall have performed or complied, in all material respects, with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser at or prior to the Closing.

(c)

Officer’s Certificate.  Purchaser shall have delivered to Seller a certificate dated as of the Closing Date, signed by a duly authorized officer of Purchaser, certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.

(d)

Ancillary Agreements.  Purchaser or its applicable Affiliates shall have executed and delivered the Related Documents to which it is a party.

7.3

Conditions to Obligations of Purchaser

The obligations of Purchaser to consummate the purchase and sale of the Membership Interests will be subject to the satisfaction or written waiver (in whole or in part) by Purchaser (to the extent such conditions can be waived), at or prior to the Closing, of each of the following conditions:

(a)

Representations and Warranties of Company and Seller. The representations and warranties of Company and Seller set forth in ARTICLE III  shall be true and correct in all respects at and as of the Closing Date, as though made as of the Closing Date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be true and correct on the date so specified), except for any inaccuracies that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, that the Fundamental Representations and Section 2.13 (Taxes) shall be true and correct in all respects at and as of the Closing Date, with the same force and effect as if made on and as of the Closing.

(b)

Performance of Obligations of Seller and the Company.  Each of Seller and the Company shall have performed or complied, in all material respects, with all obligations and covenants required by this Agreement to be performed or complied with by Seller or the Company, as applicable, at or prior to the Closing.

(c)

No Material Adverse Effect. Since the date of this Agreement, no event, effect, circumstance, change, occurrence, fact or development shall have occurred, come into existence or become known that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(d)

Officer’s Certificate.  Seller shall have delivered to Purchaser a certificate dated as of the Closing Date, signed by a duly authorized officer of Seller, certifying that the conditions set forth in Section 7.3(a), Section 7.3(b) and Section 7.3(c) have been satisfied.

(e)

Ancillary Agreements.  Seller or its applicable Affiliates shall have executed and delivered the Related Documents to which they are a party, and the Persons listed in Section 1.4(a) (viii) shall have executed and delivered to Purchaser the Non-Competition Agreements.

(f)

Government Approvals.  The consents and approvals of Government Authorities, if any, set forth on Schedule 7.3(f) shall have been obtained on terms reasonably satisfactory to Purchaser and shall continue in full force and effect without any restriction, condition or limitation.

(g)

Other Material Consents.  The consents and approvals from third parties (other than Governmental Authorities listed on Schedule 7.3(f)), if any, listed on Schedule 7.3(g) shall have been obtained on terms reasonably satisfactory to Purchaser and shall continue in full force and effect without any restriction, condition or limitation.

(h)

Delivery of Compiled Financial Information. The Purchaser shall have received the Compiled Financial Information, which shall not contain results which are materially and adversely different from the results presented in the Annual Compiled Financial Information.

7.4

Frustration of Closing Conditions.

None of the parties may rely, either as a basis for not consummating the purchase and sale of the Membership Interests or terminating this Agreement and abandoning such purchase and sale, on the failure of any condition set forth in Section 7.1, 7.2 or 7.3, as the case may be, to be satisfied if such failure was caused by such party’s breach, in any material respect, of any provision of this Agreement or failure to use all the requisite efforts required to consummate the transactions contemplated hereby, as required by and subject to Section 4.2 and any other applicable provisions of this Agreement.

ARTICLE VIII

INDEMNIFICATION

8.1

Survival

The representations and warranties set forth in this Agreement, and the right to assert a claim for indemnification with respect thereto pursuant to Section 8.2 or Section 8.3, shall survive the Closing solely for purposes of this ARTICLE VIII and shall terminate as of 5:00 p.m. Eastern Time on, (i) in the case of all representations and warranties other than the representations and warranties set forth in Section 2.13 (Taxes) and Fundamental Representations (as defined below), the date that is the earlier of fifteen months after the Closing Date or the thirty (30) days after delivery to the Company of the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2018 and the audited statements of income as of and for the fiscal year then ended (the “General Survival Date”), (ii) in the case of  the representations and warranties set forth in Section 2.13 (Taxes), the date that is 30 days after the expiration of the applicable statute of limitations, and (iii) in in the case of  the representations and warranties set forth in Section 2.1 (Organization; Standing; Qualification and Power; No Subsidiaries), Section 2.2 (Authority; Execution and Delivery; Enforceability), Section 2.3 (Capitalization and Company Subsidiaries), Section 2.4 (Ownership of Membership Interests) and Section 2.22 (Brokers and Finders) (collectively, the “Fundamental Representations”), Section 3.1 (Incorporation and Authority of Purchaser), Section 3.2 (Authority; Execution and Delivery; Enforceability) and Section 3.5 (Brokers and Finders), the

date that is five years after the Closing Date (as applicable, the “Survival Date”); and, in the case of each of the foregoing, shall thereafter be of no further force or effect. The covenants and agreements of the parties set forth in this Agreement shall not survive the Closing except with respect to those covenants and agreements that by their terms contemplate performance in whole or in part after the Closing, which shall remain in full force and effect until the date by which such covenant or agreement is required to be performed. The obligations in this ARTICLE VIII to indemnify and hold harmless any Indemnified Party (as hereinafter defined), (i) shall terminate and be of no further force or effect, (a) in respect of a breach of any representation or warranty, on the applicable Survival Date, and (b) in respect of a breach of any covenant, when such covenant terminates or expires pursuant to the terms hereof; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the Indemnified Party shall have made, before the expiration of the applicable period, a bona fide claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim) pursuant to Section 8.6 to the Indemnifying Party (as hereinafter defined).

8.2

Indemnification by Purchaser

Subject to the other terms, conditions and limitations of this Agreement (including the provisions of Sections 8.4, 8.5 and 8.6), from and after the Closing, Purchaser shall indemnify Seller and its Affiliates and its and their respective Representatives, successors and assigns (the “Seller Indemnified Parties”) against, and hold the Seller Indemnified Parties harmless from, all Losses actually incurred by any of the Seller Indemnified Parties to the extent arising out of:

(a)

any inaccuracy or breach by Purchaser of any representation or warranty made by Purchaser in ARTICLE III of this Agreement; and

(b)

any failure by Purchaser or any of its Affiliates to perform or comply with any covenant or agreement in this Agreement.

8.3

Indemnification by Seller

Subject to the other terms, conditions and limitations of this Agreement (including the provisions of Sections 8.4, 8.5 and 8.6), from and after the Closing, Seller shall indemnify Purchaser and its Affiliates and its and their respective Representatives, successors and assigns (the “Purchaser Indemnified Parties”) against, and hold Purchaser Indemnified Parties harmless from, all Losses actually incurred by any of Purchaser Indemnified Parties to the extent arising out of:

(a)

any inaccuracy of or breach by Seller of any representation or warranty made by Seller in ARTICLE II of this Agreement;

(b)

any failure by Seller or any of its Affiliates to perform or comply with any covenant or agreement in this Agreement or any of the Related Documents;

(c)

any failure by the Persons listed in Section 1.4(a) (viii) executing the Non-Competition Agreements to perform or comply with the same;

(d)

any Taxes that are either (i) Pre-Closing Tax Obligations; (ii) Taxes in respect of Pre-Closing Tax Periods; or (iii) any Taxes of Seller or any Affiliate of Seller (other than the Company and SmartPay SPV) for any period; provided, however, Seller shall not indemnify Purchaser Indemnified Parties for any Taxes to the extent such Taxes were included in Closing Working Capital for purposes of determining the Post-Closing Adjustment;

(e)

any liability of the Company arising on account of its former status as an Affiliate of Parent or Seller, but only to the extent that such liability arises solely on account of such former status as an Affiliate, regardless of whether prior to or after the Closing;

(f)

any liabilities of Seller or its Affiliates (other than the Company and SmartPay SPV), regardless of whether prior to or after the Closing;

(g)

Loan Liabilities to the extent, if any, not taken into account in determining the Purchase Price;

(h)

any Taxes related to the election described in Section 2.13(a) and (b) or Taxes that are related to the Conversion, other than any Taxes imposed solely as the result of any action or inaction by Purchaser; and

(i)

Seller Transaction Expenses.

8.4

Limitations on Indemnification

(a)

Notwithstanding anything to the contrary set forth in this Agreement, except in the case of fraud or willful misconduct:

(i)

The maximum aggregate amount of indemnifiable Losses that may be recovered from Seller by the Purchaser Indemnified Parties (A) pursuant to Sections 8.3(a) and (b) (other than in respect of the inaccuracy of or breach by Seller or the Company of Section 2.13 (Taxes), Fundamental Representations and the covenants in Sections 6.1 and 6.2), shall be an amount equal to the Indemnity Escrow Amount, and (B) pursuant to Section 8.3 (c-i) shall be an amount equal to the Purchase Price plus the Indemnity Escrow Amount;

(ii)

Except in respect of breaches of any of the representations and warranties set forth in Section 2.13 (Taxes) and Fundamental Representations , no Losses may be claimed by any Purchaser Indemnified Party pursuant to Section 8.3(a) until the Purchaser Indemnified Parties have first suffered aggregate Losses in excess of $100,000 (the “Basket”) (at which point the Seller will be obligated to indemnify the Purchaser Indemnified Parties, but only to the extent that such Losses exceed the Basket);

(iii)

no Indemnified Party shall be entitled to indemnification, to sue for damages or to assert any other right or remedy under this Agreement (whether under this ARTICLE VIII or otherwise) with respect to any Loss, cause of action or other claim to the extent it is primarily a possible or potential Loss, cause of action or claim that such party believes may be asserted rather than a Loss, cause of action or claim that has, in fact, been filed of record against such party or one of its Affiliates or paid or incurred by such party or one of its Affiliates;

(iv)

no Indemnified Party shall be entitled to recover any amount relating to any matter arising under one provision of this Agreement to the extent such Indemnified Party (or other Purchaser Indemnified Parties in the event of a Purchaser Indemnified Party, or other Seller Indemnified Parties in the event of a Seller Indemnified Party) has already recovered such amount with respect to such matter pursuant to that or other provisions of this Agreement; and

(v)

notwithstanding any provision to the contrary herein, an Indemnified Party  (as defined below) will not be entitled to recover, and no party shall be liable for, any incidental, consequential, exemplary, special, punitive or treble damages (except such items as an Indemnified Party may be required to pay to a third party as a result of any Third Party Claims (as defined below) subject to indemnification hereunder), and in no event shall any Indemnified Party be entitled to any recovery under a “multiple of profits,” “multiple of cash flow”, “multiple of EBITDA” or similar valuation methodology in calculating the amount of any indemnifiable Losses.

(b)

Each party shall take, and shall cause its Affiliates to take, all commercially reasonable steps to mitigate any of its Losses (including incurring costs to the extent necessary to remedy the breach which gives rise to the Losses) upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto.

8.5

Computation of Indemnity Payments

(a)

The amount payable under this ARTICLE VIII in respect of any Loss shall be calculated (i) net of any insurance proceeds or other amounts under indemnification agreements with third parties actually received by the Indemnified Party on account thereof; provided, in each case, that the Indemnified Parties shall use commercially reasonable efforts in pursuing such insurance recoveries; and (ii) net of any Tax benefits actually realized by the Indemnified Party on account thereof.

(b)

In the event that an insurance or third-party indemnification recovery is made or Tax benefits actually realized at any time after an indemnification payment by the Indemnifying Party has been made with respect to any indemnified Loss or indemnified Tax, then, to the extent of the amount of such indemnification payment, a refund equal to the aggregate net amount of the recovery or realized Tax benefit (less the costs of recovery to the Indemnified Party) shall be made promptly to the applicable Indemnifying Party.  The party making any indemnification payment hereunder shall be subrogated to all rights of the Indemnified Party in respect of any Losses or Taxes indemnified by such party.

8.6

Procedures for Indemnification

(a)

Any Person making a claim for indemnification under Section 8.2 or Section 8.3 (an “Indemnified Party”) shall notify the party against whom indemnification is sought (an “Indemnifying Party”) of the claim in writing (such written notice, an “Indemnification Notice”) promptly after receiving notice of any action, lawsuit, proceeding, investigation, demand or other claim against the Indemnified Party by a third party (a “Third Party Claim”).  Each such Indemnification Notice shall describe, in reasonable detail to the extent practicable, the applicable Third Party Claim, including the facts giving rise to such claim for indemnification hereunder, the amount or method of computation of the amount of such claim (if known) and such other information with respect thereto as the Indemnifying Party may reasonably request; provided, that, the failure to so notify an Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that (and only to the extent that) the Indemnifying Party is materially prejudiced by such failure.  Thereafter, the Indemnified Party will deliver to the Indemnifying Party, as promptly as reasonably practicable after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to such Third Party Claim.

(b)

Any Indemnifying Party shall be entitled to participate in the defense of such Third Party Claim at such Indemnifying Party’s expense, and, at its option, shall be entitled to assume the defense thereof by appointing a reputable counsel to be the lead counsel in connection with such defense; provided, that the Indemnified Party shall be entitled to participate in the defense of such Third Party Claim and to employ counsel of its choice for such purpose (provided, that, the fees and expenses of such separate counsel shall be borne by the Indemnified Party and shall not be recoverable from such Indemnifying Party under this ARTICLE VIII).  Notwithstanding the foregoing, if the Indemnified Party shall have determined in good faith and upon advice of counsel that an actual or likely conflict of interest makes representation of the Indemnifying Party and the Indemnified Party by the same counsel inappropriate, or if the Indemnifying Party, in the reasonable judgment of the Indemnified Party, has failed to diligently pursue the relevant claims or defense, then the Indemnified Party may, upon notice to the Indemnifying Party, engage separate counsel, and the reasonable fees and expenses of such separate counsel shall be borne by the Indemnifying Party to the extent the Third Party Claim is indemnifiable hereunder. Notwithstanding anything to the contrary in this Section 8.6(b), the Indemnified Party will have the absolute right to conduct and control, through counsel of its choosing (the reasonable fees and expenses of which shall be paid by the Indemnifying Party, subject to the limitations set forth in this ARTICLE VIII), the defense, compromise and settlement of any Third Party Claim if (i) such Third Party Claim seeks an injunction or other equitable relief against the Indemnified Party; (ii) the Third Party Claim relates to or arises in connection with any criminal or quasi criminal Proceeding; or (iii) the amount of Losses involved in such Third Party Claim exceeds the then-remaining amount available for indemnification pursuant to Section 8.4(a)(i)(A).

(c)

Upon assumption of the defense of any such Third Party Claim by the Indemnifying Party, the Indemnified Party will not pay, or permit to be paid, any part of the Third Party Claim, unless the Indemnifying Party consents in writing to such payment.  Notwithstanding anything to the contrary herein, the Indemnifying Party shall not compromise or settle, or admit any liability with respect to, any Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), unless the relief consists solely of (i) money damages (all of which the Indemnifying Party shall pay) and (ii) includes a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect  thereto.

(d)

In all cases, the Indemnified Party shall provide its reasonable cooperation to the Indemnifying Party in defense of claims or litigation relating to Third Party Claims, including by making employees, information and documentation reasonably available.  If the Indemnifying Party shall not assume the defense of any such Third Party Claim in accordance with the terms hereof, or fails to prosecute or withdraws from the defense of any such Third Party Claim, the Indemnified Party may defend against such matter in a manner consistent with the above provisions regarding conduct of the defense by the Indemnified Party; provided, that, the Indemnified Party may not settle any such matter without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).

(e)

Any Indemnified Party making a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim shall deliver notice of such claim promptly to the Indemnifying Party, describing in reasonable detail the facts giving rise to any claim for indemnification hereunder, the amount or method of computation of the amount of such claim (if known) and such other information with respect thereto as the Indemnifying Party may reasonably request; provided, however, the failure to so notify an Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that (and only to the extent that) the Indemnifying Party is materially prejudiced by such failure.

8.7

Timing and Method of Payments

(a)

Subject to this ARTICLE VIII, after any final decision, judgment or award shall have been rendered by a Governmental Authority with competent jurisdiction (and a resolution of any appeal therefrom or the expiration of the time in which to appeal therefrom), or a settlement shall have been consummated, or the Indemnified Party and the Indemnifying Party shall have arrived at a mutually binding agreement, in each case, with respect to an indemnification claim hereunder: (i) if the Indemnified Party is a Purchaser Indemnified Party, Purchaser and Seller shall cause the Escrow Agent to promptly pay to or as directed by Purchaser (payable by wire transfer of immediately available U.S. funds in accordance with the written payment instructions furnished by Purchaser to the Escrow Agent), from the Indemnity Escrow Funds, any sums due and owing in accordance with this ARTICLE VIII, and Seller shall pay directly any amount that it is obligated hereunder to pay to the Purchaser Indemnified Party in excess of the remaining Indemnity Escrow Funds, and (ii) if the Indemnified Party is a Seller Indemnified Party, Purchaser shall pay, or cause to be paid, all sums due and owing to Seller Indemnified Party in immediately available funds to an account specified by Seller Indemnified Party (subject in all instances to clauses (i) and (ii) above, and to the limitations in Section 8.4), in each case, within five Business Days of such final decision, judgment or award, or other settlement or agreement.

(b)

Any remaining Indemnity Escrow Funds in excess of the amount equal to one-half of the Indemnity Escrow Amount shall be released to Seller on or promptly after the next day after the General Survival Period, net of any outstanding, unresolved claims in accordance with this ARTICLE VIII and the balance of any remaining Indemnity Escrow Funds shall be released to Seller on the next day after the eighteenth month anniversary of this Agreement, net of any outstanding, unresolved claims in accordance with this ARTICLE VIII. Any Indemnity Escrow Funds not (x) disbursed on the above specified dates on account of unresolved claims by the Purchaser Indemnified Parties against Sellers, or (y) subsequently disbursed in respect of such claims shall be paid by the Escrow Agent to Seller promptly following the final resolution, in accordance with this ARTICLE VIII, of the last unresolved indemnification claim for which notice was provided to Seller hereunder on or prior to the second anniversary of the Closing.  Purchaser and Seller shall promptly after each of the above dates deliver to the Escrow Agent a joint written instruction directing the Escrow Agent to disburse any portion or all of the Indemnity Escrow Funds in accordance herewith.

8.8

Characterization of Indemnification Payments; Withholding

(a)

Unless otherwise required by Law, all payments made pursuant to ARTICLE VIII hereof shall be treated for all Tax purposes as adjustments to the Purchase Price.

(b)

Purchaser shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement, such amounts as may be required to be deducted and withheld if required pursuant to applicable Law relating to any Tax. To the extent that amounts are so deducted or withheld and paid over to the appropriate Tax Authority by Purchaser or the Company, as applicable, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

ARTICLE IX

TERMINATION

9.1

Termination

This Agreement may be terminated, and the transactions contemplated by this Agreement abandoned, at any time prior to the Closing:

(a)

by the mutual written consent of Seller and Purchaser;

(b)

by Purchaser, upon written notice to Seller and the Company, if Seller or the Company breaches or fails to perform, in any material respect, any of its representations, warranties or covenants set forth in this Agreement and such breach or failure to perform (i) has prevented the satisfaction of a condition set forth in Section 7.1 or Section 7.3, or (ii) cannot be, or has not been, cured within 10 days following delivery of written notice of such breach or failure to perform and, in either case, has not been waived by Purchaser;

(c)

by Seller, upon written notice to Purchaser, if Purchaser breaches or fails to perform, in any material respect, any of its representations, warranties or covenants set forth in this Agreement and such breach or failure to perform (i) has prevented the satisfaction of a condition set forth in Section 7.1 or Section 7.2, or (ii) cannot be, or has not been, cured within 10 days following delivery of written notice of such breach or failure to perform and, in either case, has not been waived by Seller; and

(d)

by Purchaser or by Seller, upon written notice to the other party, if the Closing has not occurred on or prior to the Outside Date; provided, that the right to terminate this Agreement under this Section 9.1(d) shall not be available to a party if the failure of such party to fulfill any of its obligations under this Agreement is the primary cause of the failure of the Closing to occur on or before the Outside Date.

9.2

Effect of Termination

In the event of termination in accordance with Section 9.1, this Agreement will forthwith become void and there will be no liability on the part of any party hereto, except (a) for the provisions of this Section 9.2 and Sections 2.22, 3.5, 4.4, 4.5, ARTICLE X (other than Section 10.4) and any corresponding definitions set forth in ARTICLE XI, each of which shall survive termination and (b) that nothing herein shall relieve any party from liability for any Intentional Breach by such party of the terms and provisions hereof, or willful or criminal misconduct by such party, prior to such termination.  Nothing in this ARTICLE IX will be deemed to impair the right of any party to compel specific performance by another party of its obligations under this Agreement.

ARTICLE X

GENERAL PROVISIONS

10.1

Expenses

Except as otherwise set forth herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses, whether or not the Closing will have occurred.

10.2

Notices

All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or nationally recognized overnight courier service or when sent by electronic mail to the electronic mail address shown below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid) and shall be deemed given when so delivered by hand or facsimile or electronic mail or, if mailed, three days after mailing (one Business Day in the case of overnight courier service), as follows:

(i)

if to Purchaser or, following the Closing, the Company:

Telephone: 1.702.971 6020

Attention: Gary Larkin

Email: glarkin@epointpayment.com

with a copy to: Gerald Brounstein

Pearl Cohen Zedek Latzer Baratz LLP

Email:

GBrounstein@PearlCohen.com

(ii)

if to Seller or, prior to the Closing, the Company:

Telephone:513.336.7735

Attention: Doug Clark

Email: dclark@axcess-financial.com

with a copy to: Timothy L. Coyle

Squire Patton Boggs (US) LLP

Email: tim.coyle@squirepb.com

10.3

Severability

It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the Laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

10.4

Enforcement

The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any New York State or federal court sitting in the Borough of Manhattan in the City of New York (or, if such court lacks subject matter jurisdiction, in any appropriate New York State or federal court), this being in addition to any other remedy to which such party is entitled at law or in equity.  Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any Law to post security as a prerequisite to obtaining equitable relief.

10.5

Entire Agreement

This Agreement, the Related Documents and the Confidentiality Agreement (including the Exhibits and Schedules hereto and thereto) contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.  Neither party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Related Documents or the Confidentiality Agreement.

10.6

Assignment

This Agreement and the rights and obligations hereunder shall not be assignable or transferable by Purchaser, Seller or the Company (including by operation of law in connection with a merger or consolidation of Purchaser) without the prior written consent of the other parties hereto; provided, however, that Purchaser may assign any or all of its rights and/or obligations under this Agreement to Genesis Financial, Inc. without the consent of Seller or, prior to the Closing, the Company.  Any attempted assignment in violation of this Section 10.6 shall be null and void.

10.7

No Third-Party Beneficiaries

Except as set forth in Section 4.6, Section 10.12 and ARTICLE VIII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing in this Agreement expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such successors and permitted assigns, any legal or equitable rights under this Agreement.

10.8

Amendment

This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each party and otherwise as expressly set forth herein.

10.9

Waiver

No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.  Any agreement on the part of any party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

10.10

Governing Law; Jurisdiction

(a)

This Agreement and all disputes, claims or controversies relating to, arising out of, or in connection with this Agreement shall be governed by and construed in accordance with the internal Laws of the State of New York without regard to the Laws of any other jurisdiction that might be applied because of the conflicts of laws rules of the State of New York.

(b)

Each party irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by the other party or its successors or assigns (other than disputes as to Closing Working Capital Statement, which shall be governed by Section 1.5) shall be brought and determined in any New York State or Federal court sitting in the Borough of Manhattan in the City of New York (or, if such court lacks subject matter jurisdiction, in any appropriate New York State or Federal court), and each party hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.  Each party agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in New York, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein.  Each party further agrees that notice as provided herein shall constitute sufficient service of process and each party further waives any argument that such service is insufficient.  Each party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

10.11

Waiver of Jury Trial

EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10.12

No Recourse

Notwithstanding anything that may be expressed or implied in this Agreement, each party hereto covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any of Parent’s, Seller’s, Purchaser’s, the Company’s or any of their respective Affiliates’ former, current or future direct or indirect equity holders, controlling persons, stockholders, Representatives, members, general or limited partners or assignees (each a “Related Party” and collectively, the “Related Parties”), in each case other than Seller, Purchaser, the Company or any of their respective successors and permitted assignees under this Agreement, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Related Parties, as such, for any obligation or liability of Seller, Purchaser, the Company or any of their Affiliates under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, nothing in this Section 10.12 shall relieve or otherwise limit the liability of Seller, Purchaser, the Company or any Affiliate, as such, for any breach or violation of its obligations under such agreements, documents or instruments.

10.13

Disclosure Schedules

The information set forth in this Agreement and the Disclosure Schedules attached hereto is disclosed solely for purposes of this Agreement, and no information set forth herein or therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever (including any violation of Law or breach of Contract).  Notwithstanding anything to the contrary set forth in the Disclosure Schedules or in this Agreement, the information and disclosures set forth in any section of the Disclosure Schedules shall be deemed to be disclosed and incorporated by reference in any other section of the Disclosure Schedules as though fully set forth in such section of the Disclosure Schedules for which applicability of such information and disclosure is reasonably apparent on its face.  The fact that any item of information is disclosed in any section of the Disclosure Schedules shall not be construed to mean that such information is required to be disclosed by this Agreement.  Such information and the dollar thresholds set forth herein shall not be used as a basis for interpreting the terms “material” or “Material Adverse Effect” or other similar terms in this Agreement.

10.14

Interpretation

The headings set forth in this Agreement, in any Exhibit or Disclosure Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Except when the context requires otherwise, any reference in this Agreement to any Article, Section, clause, Schedule or Exhibit shall be to the Articles, Sections and clauses of, and Schedules and Exhibits to, this Agreement.  The words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation” and the term “dollar” or “$” means lawful currency of the United States.  Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually.  Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof.  Reference to any Law means such Law as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder, all as in effect on the date hereof.  Any reference to the masculine, feminine or neuter gender shall include such other genders and any reference to the singular or plural shall include the other, in each case unless the context otherwise requires.  All Exhibits and Disclosure Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  When a reference is made in this Agreement to a Section, Exhibit or Disclosure Schedule, such reference shall be to a Section of, or an Exhibit or Disclosure Schedule to, this Agreement unless otherwise indicated.

10.15

No Presumption Against Drafting Party

Purchaser, Company and Seller each acknowledge that they have been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement.  Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

10.16

Execution of Agreement

This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.  Facsimile or electronic mail transmission of counterpart signatures to this Agreement shall be acceptable and binding.

10.17

Further Actions:

Each Party shall execute and deliver such other certificates, agreements and documents, and take such other actions, as may reasonably be required in connection with this Agreement and the achievement of its purposes.

ARTICLE XI

CERTAIN DEFINITIONS

11.1

Certain Defined Terms

As used in this Agreement, the following terms shall have the following meanings:

“2016 Balance Sheet” has the meaning ascribed to such term in Section 2.6(a).

“2017 Balance Sheet” has the meaning ascribed to such term in Section 2.6(a).

“Accounts Receivable” means all accounts or notes receivable held by the Company, and any security, claim, remedy or other right related to any of the foregoing.

“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person.

“Agreement” has the meaning ascribed to such term in the Preamble.

“Allocation Principles” has the meaning ascribed to such term in Section 1.6(b).

“Annual Compiled Financial Information” has the meaning ascribed to such term in Section 2.6(a).

“Basket” has the meaning ascribed to such term in Section 8.4(a) (ii).

“Benefit Plan” means any “employee benefit plan,” as defined in Section 3(3) of ERISA, whether or not subject to ERISA, and each Compensatory Arrangement,  whether formal or informal, oral or written, established, maintained or contributed to by the Company under which any current or former Company Employees or other service providers to the Company are entitled to benefits with respect to service as an employee of, or other service providers to, the Company or under which the Company has any present or contingent liability.

“Business” means the business of providing financing, including lease-to-own, rent-to-own and/or rental purchase services, to consumers, for mobile telephones and mobile telephone services (including providing mobile minutes and/or data plans as a MVNO or Mobile Virtual Network Operator or agent of mobile telephone carriers) to such consumers.

“Business Competing Person” has the meaning ascribed to such term in Section 6.1(b)ii.

“Business Competitive Activity” has the meaning ascribed to such term in Section 6.1(a).

“Business Day” means any day other than (i) any Saturday or Sunday or (ii) any other day on which banks located in New York, New York are required or authorized by Law to be closed for business.

“Closing” has the meaning ascribed to such term in Section 1.3.

“Closing Date” has the meaning ascribed to such term in Section 1.3.

“Closing Payment” has the meaning ascribed to such term in Section 1.2(a).

“Closing Working Capital” means (a) the Current Assets of the Company, less (b) the Current Liabilities of the Company, determined as of the open of business on the Closing Date. Notwithstanding anything to the contrary herein or otherwise, for purposes of calculating Closing Working Capital, the Compensatory Arrangement included in Current Liabilities shall be reduced by the portion of such accrual actually paid by Seller subsequent to the Closing, as contemplated by Section 4.11(b) hereof.

“Closing Working Capital Statement” has the meaning ascribed to such term in Section 1.5 (b)(i).

“CNG Financial Corporation” has the meaning ascribed to such term in Section 1.6(a).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” has the meaning ascribed to such term in the Preamble.

“Company Employee” means the employees listed on Schedule 2.12(e).

“Company Intellectual Property” has the meaning ascribed to such term in Section 2.17(a).

“Company Trade Secrets” has the meaning ascribed to such term in Section 2.17(g).

“Compensatory Arrangement” means any employment, severance, change in control, or similar agreement or bonus, commission or incentive plan between the Company and any Company Employee or other service provider of the Company or former Company Employee or former service provider of the Company.

“Compiled Financial Information” means (i) the Company’s audited balance sheets, statements of income, cash flows, changes in member equity and footnotes dated as of December 31, 2016 and 2017, on a consolidated basis, with the related independent auditors unqualified opinion, and (ii) the unaudited compiled balance sheet and related unaudited statement of comprehensive income of the Company, on a consolidated basis, for the period ending fourteen Business Days prior to the Closing Date (the “Interim Compiled Financial Information”) and which are scheduled to be completed by  Peterson Sullivan CPA.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of June 8, 2017, between the Company and Purchaser.

“Contract” means any written or oral contract, agreement, Intellectual Property License, license, sublicense, lease, sublease, sales order, purchase order, credit agreement, indenture, mortgage, note, bond or warrant (including all amendments, supplements and modifications thereto).

“control” means (including, with correlative meanings, “controlled by” and “under common control with”), with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Current Assets” means the current (and other) assets of the Company and SmartPay SPV as included on Exhibit C attached hereto, calculated on a consolidated basis, including cash and cash equivalents, accounts receivable, inventory and prepaid expenses, but excluding (a) the portion of any prepaid expense of which Buyer will not receive the benefit following the Closing; (b) deferred Tax assets; and (c) receivables from any of the Company’s Affiliates, directors, employees, officers or stockholders and any of their respective Affiliates.

“Current Liabilities” means the current (and other) liabilities of the Company and SmartPay SPV as included on Exhibit C attached hereto, calculated on a consolidated basis, including accounts payable, accrued and unpaid Taxes and accrued expenses, but excluding payables to any of the Company’s Affiliates, directors, employees, officers or stockholders and any of their respective Affiliates, deferred Tax liabilities and the current portion of long term debt.

“D&O Indemnified Liabilities” has the meaning ascribed to such term in Section 4.6(a).

“D&O Indemnified Parties” has the meaning ascribed to such term in Section 4.6(a).

“Disclosure Schedules” has the meaning ascribed to such term in the introductory paragraph to ARTICLE II.

“Disputed Amounts” has the meaning ascribed to such term in Section 1.5 (c)(iii).

“Dollars” or “$” means U.S. dollars.

“Due Diligence Meetings” has the meaning ascribed to such term in Section 4.3(b).

“Encumbrance” means any lien, encumbrance, encroachment, security interest, pledge, mortgage, easement, deed of trust (or similar security instrument), option, title defect, covenant, easement, conditional, installment or contingent sale or other title retention agreement or lease in the nature thereof, hypothecation or restriction on transfer of title or voting, whether imposed by agreement, understanding, Law, equity or otherwise, except for any restrictions on transfer of securities generally arising under any applicable federal or state securities Laws.

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“Environmental Law” means any Law relating to the protection of human health (to the extent relating to human exposure to Hazardous Substances) or the environment that is applicable to the Company.

“Environmental Permit” has the meaning ascribed to such term in Section 2.20.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agent” means U.S. Bank, National Association.

“Escrow Agreement” means an escrow agreement between the Escrow Agent, Purchaser and Seller, providing for the release of the Indemnity Escrow Funds, and otherwise in substantially the form attached hereto as Exhibit D.

“Estimated Closing Working Capital” has the meaning ascribed to such term in Section 1.5(a)(i).

“Estimated Closing Working Capital Statement” has the meaning ascribed to such term in Section 1.5(a)(i).

“Final Allocation” has the meaning ascribed to such term in Section 1.6(b).

“Fundamental Representations” has the meaning ascribed to such term in Section 8.1.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.

“General Survival Date” has the meaning ascribed to such term in Section 8.1.

“Governmental Authority” means any federal, state, provincial, local, county or municipal government, governmental, regulatory or administrative agency, department, court, commission, board, bureau or other authority or instrumentality, domestic or foreign (including any Gaming Authority).

“Hazardous Substance” means any hazardous or toxic substance, material or waste subject to regulation, investigation, control, or remediation under any Environmental Law.

“Hosting Computer Systems” has the meaning ascribed to such term in Section 2.17(h).

“Indemnity Escrow Amount” means either (a) $2,910,000 or (b) if Purchaser obtains the Representation and Warranty Insurance Policy in accordance with Section 4.19, an amount equal to $1,212,500.

“Indemnity Escrow Funds” means, as of any date of determination, the portion of Indemnity Escrow Amount deposited with the Escrow Agent that has not yet been disbursed in accordance with the terms hereof.

“Indemnification Notice” has the meaning ascribed to such term in Section 8.6(a).

“Indemnified Party” has the meaning ascribed to such term in Section 8.6(a).

“Indemnifying Party” has the meaning ascribed to such term in Section 8.6(a).

“Independent Accountants” has the meaning ascribed to such term in Section 1.5(c)(iii).

“Intellectual Property” means, collectively, all United States and foreign intellectual property and similar proprietary rights, including the following: (i) trademarks, service marks, trade dress, and logos, trade names, corporate names,  including the goodwill symbolized thereby or associated therewith, and all registrations of and applications to register any of the foregoing; (ii) patents, patent applications, utility models, statutory invention registrations, mask works, invention disclosures, and industrial designs, whether or not patentable, and all reissues, divisional, renewal, extensions, provisionals, continuations and continuations-in-part thereof; (iii) copyrights and original works of authorship, and registrations and applications therefor; (iv) internet domain names and registrations therefor; (v) rights in proprietary computer software, source code, object code, and all data, databases and data collections and rights in descriptions, flow-charts and other work product used to design, plan, organize and maintain, support or develop any software, and all documentation, including programmers’ notes and course code annotations, user manuals and training materials related to any of the foregoing; (vi) proprietary and/or confidential know-how and trade secrets and whether or not confidential, all proprietary business information, including business methods, processes, customer/vendor lists, technical information, and business records (“Trade Secrets”); and (vii) the right to recover for damages and profits for past and future infringement of any part of the foregoing.

“Intellectual Property License” means a Contract pursuant to which the Company has obtained the right to use any third party Intellectual Property.

“Intentional Breach” means a breach which has resulted from either (i) intentional fraud or (ii) a deliberate act or failure to act with actual knowledge that the act or failure to act constituted or would result in a breach.

“Interim Compiled Financial Information” has the meaning ascribed to such term in the definition of Compiled Financial Information.

“Intercompany Liabilities” means any liabilities owed by the Company or SmartPay SPV to Seller or any of its Affiliates (other than the Company or SmartPay SPV).

“Knowledge” means (i) when used with respect to Seller, the actual knowledge, after and assuming reasonable inquiry of their direct reports, of any of David Owens, Douglas Clark  Winnie Lai and Chris Garrido and (ii) when used with respect to Purchaser, the actual knowledge, after and assuming reasonable inquiry of their direct reports, of any of Gary Larkin; provided, however, that none of such persons shall have any personal liability or obligation to any Indemnified Party regarding such Knowledge.

“Law” means any law, statute, ordinance, rule, regulation, order, writ, judgment, injunction, decree or other binding directive issued, enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

“Leased Real Property” has the meaning ascribed to such term in Section 2.16(b).

“Loan Liabilities” means the unpaid principal amount, if any, as of immediately prior to the Closing, plus any accrued and unpaid interest, fees and prepayment premiums or penalties thereon, of all indebtedness for borrowed money (i) by the Company or SmartPay SPV under any credit facility or (ii) evidenced by any note, bond, debenture or other debt security issued by the Company or SmartPay SPV; provided, however, that the Loan Liabilities shall not include either (a) any intercompany obligations between the Company and SmartPay SPV or (b) the Midtown Indebtedness.

“Loss” means and includes any and all liabilities, losses, damages, expenses (including reasonable attorney’s fees), costs, fines, fees, penalties and obligations.

“Material Adverse Effect” means a material adverse effect on the Business, financial condition or results of operations of the Company, taken as a whole; provided, however, that the following shall not be taken into account in determining whether a “Material Adverse Effect” shall have occurred: (i) any national, international or any foreign or domestic regional economic, financial, social or political conditions (including changes therein) or events in general, including the results of any primary or general elections; (ii) changes in any financial, debt, credit, capital or banking markets or conditions (including any disruption thereof); (iii) changes in the industries in which the Company operates or seasonal fluctuations in the Business; (iv) the occurrence, escalation, outbreak or worsening of any hostilities, war, police action, acts of terrorism or military conflicts, whether or not pursuant to the declaration of an emergency or war; (v) the existence, occurrence or continuation of any force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters or any national, international or regional calamity; (vi) changes in Law or GAAP; (vii) compliance by the Company with the terms of this Agreement, including the failure to take any action restricted by this Agreement;  or (viii) the identity of Purchaser or Purchaser’s plans for the customers, suppliers, employees, businesses, operations or assets of the Company; unless, in the cases of clauses (i) through (vi), any such fact, event, change, effect, development, or occurrence has a materially disproportionate effect on the Company, when compared to other companies operating in the same industry in which the Company operates.

“Material Contracts” has the meaning ascribed to such term in Section 2.18(a).

“Material Consents” has the meaning ascribed to such term in Section 4.2(b).

“Membership Interests” has the meaning ascribed to such term in the Recitals.

“Midtown Indebtedness” means all indebtedness and other obligations of the Company and SmartPay SPV if any, owing under that certain Loan and Security Agreement, dated as of March 1, 2017, by and among the Company, SmartPay SPV, Midtown Madison Management LLC, as administrative agent, and the financial institutions party thereto as lenders.

“Non-Competition Agreement” has the meaning ascribed to such term in Section 1.4(a)(viii).

“Original QSub Election” has the meaning ascribed to such term in Section 2.13(b).

“Outside Date” means May 15, 2018.

“Parent” has the meaning ascribed to such term in the Recitals.

“Party” and “Parties” has the meaning ascribed to such term in the Recitals.

“Permit” means any permit, license, approval, consent, registration, variance, certification, endorsement or qualification granted by or obtained from any Governmental Authority pursuant to Law.

“Permitted Encumbrances” means (i) those Encumbrances, if any, set forth on Schedule 2.14 or reflected in, reserved against or otherwise disclosed on the Annual Compiled Financial Information; (ii) mechanics’, carriers’, workmen’s, repairmen’s or other similar Encumbrances arising or incurred in the ordinary course of business; (iii) Encumbrances arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business; (iv) statutory  liens for Taxes that are not due and payable or that may thereafter be paid without penalty or that are being contested in good faith by appropriate proceedings; (v) Encumbrances created by, arising under, or existing as a result of, any Law; (vi) all rights reserved to or vested in any Governmental Authority to control or regulate any asset or property in any manner and all Laws applicable to assets or properties; (vii) easements, covenants, rights-of-way and other similar restrictions of record; (viii) Encumbrances securing the Midtown Indebtedness; and (ix) (A) zoning, building and other similar restrictions, (B) Encumbrances that have been placed by any developer, landlord or other third party on property over which the Company has easement rights and (C) unrecorded easements, covenants, rights-of-way and other similar restrictions, none of which items set forth in this clause (ix), individually or in the aggregate, materially impairs the continued use and operation of any parcel of real property owned or leased by the Company in the conduct of the Business as presently conducted.

“Person” means and includes any domestic or foreign natural individual, partnership, corporation, limited liability company, group, association, joint stock company, trust, estate, joint venture, unincorporated organization or any other form of business or professional entity or Governmental Authority (or any department, agency or political subdivision thereof).

“Post-Closing Adjustment” has the meaning ascribed to such term in Section 1.5 (b)(ii).

“Pre-Closing Tax Obligations” means any Taxes of the Company or SmartPay SPV that are due and payable by Company or SmartPay SPV and that are allocable to a Pre-Closing Tax Period pursuant to Section 5.4.

“Pre-Closing Tax Period” means any taxable period that ends on or prior to the Closing Date.

“Proceeding” means any claim, action, suit, investigation, arbitration or proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

“Purchase Price” has the meaning ascribed to such term in Section 1.2(a).

“Purchaser” has the meaning ascribed to such term in the Preamble.

“Purchaser Indemnified Parties” has the meaning ascribed to such term in Section 8.3.

“Purchaser Tax Returns” has the meaning ascribed to such term in Section 5.1(b).

“Purchaser’s Allocation” has the meaning ascribed to such term in Section 1.6(b).

“Qualified Benefit Plan” has the meaning ascribed to such term in Section 2.12(b).

“Real Property Lease” has the meaning ascribed to such term in Section 2.16(b).

“Registered IP” has the meaning ascribed to such term in Section 2.17(a).

“Related Documents” means (i) the Transition Services Agreement, and (ii) the Escrow Agreement.

“Related Parties” and “Related Party” have the meanings ascribed to such terms in Section 10.12.

“Released Party” has the meaning ascribed to such term in Section 4.17.

“Representation and Warranty Insurance Policy” means an insurance policy to cover Losses incurred by Purchaser Indemnified Parties due to breaches by Seller or the Company of their representations or warranties in Article II of this Agreement.

“Representatives” means, with respect to any Person, such Person’s directors, managers, officers, employees, agents and advisors (including accountants, consultants, investment bankers, legal counsel and other experts) and other representatives.

“Review Period” has the meaning ascribed to such term in Section 1.5(c)(i).

“Resolution Period” has the meaning ascribed to such term in Section 1.5(c)(ii).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller” has the meaning ascribed to such term in the Preamble.

“Seller Indemnified Parties” has the meaning ascribed to such term in Section 8.2.

“Seller Restricted Parties” has the meaning ascribed to such term in Section 6.1(a) (i).

“Seller Tax Returns” has the meaning ascribed to such term in Section 5.1.

“Seller Transaction Expenses” means all fees and disbursements of attorneys, accountants and other advisors and service providers of Seller and its Affiliates incurred prior to Closing in connection with the negotiation, preparation and execution of this Agreement and the consummation of the contemplated transactions.

“Seller’s Allocation Notice” has the meaning ascribed to such term in Section 1.6(b).

“Shared Contract” has the meaning ascribed to such term in Section 4.14(a).

“Significant Customer” has the meaning ascribed to such term in Section 2.25(a).

“SmartPay SPV” means SmartPay SPV LLC, a limited liability company organized under the laws of the State of Delaware, and a wholly owned subsidiary of the Company.

“Solvent” means, with respect to any Person, that such Person is “solvent” within the meaning given that term and similar terms under applicable Laws relating to fraudulent transfers and conveyances.

“Statement of Objections” has the meaning ascribed to such term in Section 1.5(c)(ii).

“Straddle Period” means any taxable period beginning on or before the Closing Date and ending after the Closing Date.

“Straddle Period Tax Returns” has the meaning ascribed to such term in Section 5.1(b).

“Straddle Period Tax Return Dispute” has the meaning ascribed to such term in Section 5.1(d).

“Subsidiary” means, when used with respect to any Person, any other Person that such Person directly or indirectly owns or has the power to vote or control more than either (i) 50% of the voting stock or other interests the holders of which are generally entitled to vote for the election of the board of directors or other applicable governing body of such Person or (ii) 50% of the economic interests.

“Surety Bonds” has the meaning ascribed to such term in Section 2.6(d).

“Survival Date” has the meaning ascribed to such term in Section 8.1.

“Target Working Capital” means $16,401,000.

“Tax” or “Taxes” means, with respect to any Person, any federal, state, local, or non-U.S. taxes, charges, fees, levies, imposts, duties or other assessments of a similar nature including, without limitation, any income taxes (including any tax on or based upon net income, gross income, or income as specially defined, or earnings, profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, personal property tax, transfer, franchise, license, withholding, payroll, property, employment or windfall profits taxes, alternative or add-in minimum taxes, customs duties or other taxes of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Tax Authority on such Person.

“Tax Authority” means any Governmental Authority or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax.

“Tax Purchase Price” means the Purchase Price plus the Loan Liabilities plus the advance of $100,000 paid by Purchaser to Seller on September 18, 2017 plus the Midtown Indebtedness (but only if and to the extent the Midtown Indebtedness is not prepaid and terminated in connection with Closing).

“Tax Return” means any return, report, certificate, form or similar statement or document (including any related or supporting information or schedule attached thereto and any information return, amended Tax return, claim for refund or declaration of estimated Tax) required or permitted to be supplied to, or filed with, a Tax Authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws relating to any Tax.

 “Third Party Claim” has the meaning ascribed to such term in Section 8.6(a).

“Transition Services Agreement” means a Transition Services Agreement between Seller and Purchaser to be entered into at Closing, substantially in the form attached hereto as Exhibit E, as may be amended, modified or supplemented by the parties thereto from time to time.

“Treasury Regulations” means the Federal income tax regulations, including any temporary or proposed regulations, promulgated under the Code, in effect as of the date hereof.

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IN WITNESS WHEREOF, the undersigned have each caused this Agreement to be executed as of the date first written above by their respective duly authorized representatives.

PURCHASER:

EPOINT PAYMENT CORP.

By:

/s/ Gary Larkin

Name:

Gary Larkin

Title:

Chief Executive Officer

SELLER:

WNLI HOLDINGS, INC.

By:

/s/ Douglas D. Clark

Name:

Douglas D. Clark

Title:

Executive Vice Persident

THE COMPANY:

SMARTPAY LEASING LLC

By:

/s/ Douglas D. Clark

Name:

Douglas D. Clark

Title:

Manager

The undersigned hereby agrees that it is a party to Articles VIII (insofar as the provisions thereof relate to the Seller) and X of the Agreement and will have all the rights and shall be fully bound by, and subject to, all of the covenants, terms and conditions therein as though an original party thereto and will perform all of the obligations and agreements of Seller thereunder.

CNG Holdings Inc.

By:

/s/ Douglas D. Clark

Name:

Douglas D. Clark

Title:

Chief Operating Officer